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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.18

                        THIRD SECURED TERM LOAN AGREEMENT

                           DATED AS OF AUGUST 1, 2003

                                      AMONG

                            MSX INTERNATIONAL, INC.,
                            MSX INTERNATIONAL LIMITED
                                  AS BORROWERS,

                          CITICORP MEZZANINE III, L.P.
                                    AS LENDER

                                       AND

                  THE SUBSIDIARY GUARANTORS SIGNATORIES HERETO

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                                TABLE OF CONTENTS

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                                                                                                                    PAGE
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ARTICLE 1 DEFINITIONS.............................................................................................    1
SECTION 1.1. Certain Defined Terms................................................................................    1
SECTION 1.2. Other Definitions; Rules of Construction.............................................................   26
SECTION 1.3. Accounting Terms and Determinations..................................................................   26

ARTICLE 2 AMOUNT AND TERMS OF NOTES AND LOAN......................................................................   26
SECTION 2.1. Loans and Notes......................................................................................   26
SECTION 2.2. Interest on the Loan; Tax Amounts....................................................................   26
SECTION 2.3. Prepayments and Payments.............................................................................   27
SECTION 2.4. Closing Fees ........................................................................................   30
SECTION 2.5. Security and Collateral..............................................................................   30

ARTICLE 3 CONDITIONS..............................................................................................   32
SECTION 3.1. Conditions to this Agreement.........................................................................   32

ARTICLE 4 REPRESENTATIONS AND WARRANTIES..........................................................................   34
SECTION 4.1. Corporate Existence and Power........................................................................   34
SECTION 4.2. Corporate Authority..................................................................................   35
SECTION 4.3. Binding Effect.......................................................................................   35
SECTION 4.4. Subsidiaries.........................................................................................   35
SECTION 4.5. Proceedings..........................................................................................   35
SECTION 4.6. Financial Condition..................................................................................   35
SECTION 4.7. Consents, Etc........................................................................................   36
SECTION 4.8. Payment of Taxes; Tax Returns........................................................................   36
SECTION 4.9. Title to Properties; Applicable Agreements; Real Property............................................   36
SECTION 4.10. Employee Benefit Plans; ERISA.......................................................................   36
SECTION 4.11. Disclosure..........................................................................................   37
SECTION 4.12. Environmental and Safety Matters....................................................................   37
SECTION 4.13. No Default..........................................................................................   37
SECTION 4.14. Intellectual Property...............................................................................   37
SECTION 4.15. Labor Matters.......................................................................................   38
SECTION 4.16. Solvency............................................................................................   38
SECTION 4.17. Not an Investment Company...........................................................................   38
SECTION 4.18. Insurance...........................................................................................   39

ARTICLE 5 AFFIRMATIVE COVENANTS...................................................................................   39
SECTION 5.1. SEC Reports..........................................................................................   39
SECTION 5.2. Real Estate Mortgages and Filings....................................................................   39
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SECTION 5.3. Designation of Restricted and Unrestricted Subsidiaries..............................................   40
SECTION 5.4. Compliance Certificate...............................................................................   41
SECTION 5.5. Further Instruments and Acts.........................................................................   41
SECTION 5.6. Payment of Taxes and Other Claims....................................................................   41
SECTION 5.7. Corporate Existence..................................................................................   41
SECTION 5.8. Additional Subsidiary Guarantees.....................................................................   41
SECTION 5.9. Change of Control....................................................................................   42
SECTION 5.10. Excess Cash Flow Offer..............................................................................   43

ARTICLE 6 NEGATIVE COVENANTS......................................................................................   44
SECTION 6.1. Limitation on Incurrence of Indebtedness.............................................................   44
SECTION 6.2. Limitation on Liens..................................................................................   46
SECTION 6.3. Limitation on Sales of Assets and Subsidiary Stock...................................................   46
SECTION 6.4. Limitation on Restricted Payments....................................................................   48
SECTION 6.5. Limitation on Affiliate Transactions.................................................................   50
SECTION 6.6. Impairment of Security Interests.....................................................................   51
SECTION 6.7. Limitations on Restrictions on Distributions from Restricted Subsidiaries............................   51
SECTION 6.8. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries...........................   52
SECTION 6.9. Merger and Consolidation.............................................................................   52
SECTION 6.10. Waiver of Stay, Extension and Usury Laws............................................................   54
SECTION 6.11. Limitation on Capital Expenditures..................................................................   54
SECTION 6.12. Limitation on Duties in Respect of Collateral; Indemnification......................................   54
SECTION 6.13. Limitation on Transfer of Accounts Receivable.......................................................   55

ARTICLE 7 DEFAULTS AND REMEDIES...................................................................................   55
SECTION 7.1. Events of Default....................................................................................   55
SECTION 7.2. Acceleration.........................................................................................   57
SECTION 7.3. Other Remedies.......................................................................................   57
SECTION 7.4. Proceeds.............................................................................................   57

ARTICLE 8 GUARANTEES..............................................................................................   58
SECTION 8.1. Guarantees...........................................................................................   58
SECTION 8.2. Limitation on Liability..............................................................................   59
SECTION 8.3. Successors and Assigns...............................................................................   60
SECTION 8.4. No Waiver............................................................................................   60
SECTION 8.5. Modification.........................................................................................   60
SECTION 8.6. Release of Subsidiary Guarantor......................................................................   60
SECTION 8.7. Execution of Supplement Agreement for Future Subsidiary Guarantors...................................   60
SECTION 8.8. Waiver of Stay, Extension or Usury laws..............................................................   61

ARTICLE 9 MISCELLANEOUS...........................................................................................   61
SECTION 9.1. Participations in Loans and Notes....................................................................   61
SECTION 9.2. Expenses                                                                                                62
SECTION 9.3. Indemnity............................................................................................   62
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SECTION 9.4. Amendments and Waivers...............................................................................   63
SECTION 9.5. Independence of Covenants............................................................................   63
SECTION 9.6. Notices, Demands and Communications..................................................................   63
SECTION 9.7. Survival of Warranties and Certain Agreements........................................................   65
SECTION 9.8. Failure or Indulgence Not Waiver; Remedies Cumulative................................................   65
SECTION 9.9. Severability.........................................................................................   65
SECTION 9.10. Headings............................................................................................   65
SECTION 9.11. Applicable Law......................................................................................   65
SECTION 9.12. Successors and Assigns; Subsequent Holders of Notes.................................................   65
SECTION 9.13. Consent to Jurisdiction and Service of Process......................................................   65
SECTION 9.14. Waiver of Jury Trial................................................................................   66
SECTION 9.15. Counterparts; Effectiveness.........................................................................   66
SECTION 9.16. Entirety............................................................................................   66
SECTION 9.17. Confidentiality.....................................................................................   66
SECTION 9.18. Conversion of Currency..............................................................................   67
SECTION 9.19. Acknowledgments.....................................................................................   67
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                                    Schedules

Schedule 4.4        -     Subsidiaries
Schedule 4.8        -     Taxes
Schedule 4.14       -     Labor Matters

                                    Exhibits

Exhibit A-1         -     Form of Company Note
Exhibit A-2         -     Form of MSXI Limited Note
Exhibit B                 Form of Note Guarantee
Exhibit C                 Form of Security Agreement
Exhibit D           -     Form of U.K. Deed
Exhibit E                 Form of Supplement Agreement

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                  THIRD SECURED TERM LOAN AGREEMENT (the "Agreement"), dated as of August 1, 2003, by and among MSX INTERNATIONAL, INC., a Delaware corporation (the "Company"), MSX INTERNATIONAL LIMITED, a company incorporated under the laws of England and Wales ("MSXI Limited" and together with the Company, each a "Borrower" and collectively the "Borrowers"), CITICORP MEZZANINE III, L.P., a Delaware limited partnership (the "Lender") and the SUBSIDIARY GUARANTORS signatories hereto.

                  WHEREAS, the Company desires to refinance certain debt obligations by entering into (i) that certain Amended and Restated Credit Agreement, dated the date hereof, among the Company, each of the borrowing subsidiaries of the Company party thereto from time to time, the lenders party thereto from time to time (the "Senior Lenders") and Bank One, N.A., a national banking association, as agent for the Senior Lenders (as amended or modified from time to time, the "Restated Senior Credit Agreement") and (ii) that certain Senior Secured Indenture, dated the date hereof, among the Company, and MSXI Limited as issuers, the subsidiary guarantors named therein and BNY Midwest Trust Company, as trustee (as amended or modified from time to time, the "Senior Secured Note Indenture") and (iii) the Fourth Lien Loan Agreement (as defined herein).

                  WHEREAS, in conjunction with entering into the Restated Senior Credit Agreement, the Senior Secured Note Indenture and the Fourth Lien Loan Agreement, the Company and MSXI Limited have requested that the Lender lend to the Company $21,500,000 and to MSXI Limited $3,500,000 in order to assist in its refinance of certain debt obligations, and the Lender is willing to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lender hereby agree that, effective as of the Effective Date, they shall agree as follows:

                              ARTICLE 1 DEFINITIONS

                  SECTION 1.1.       Certain Defined Terms.

                  The following terms used in this Agreement shall have the following meanings:

                  "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from a Person on the date the acquired Person becomes a Restricted Subsidiary.

                  "Act" means the Securities Act of 1933, as amended.

                  "Additional Tax Amounts" has the meaning assigned that term in
Section 2.2(e) of this Agreement.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, including improvements to existing assets, used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted

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Subsidiary; provided, however, that any such Restricted Subsidiary is primarily engaged in a Related Business; (iii) Capital Stock constituting an additional equity interest in any Person that at such time is a Restricted Subsidiary that is not a Wholly-Owned Subsidiary; or (iv) the costs of improving or developing any property owned by the Company or a Restricted Subsidiary that is used in a Related Business.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 6.4 (Limitation on Restricted Payments), Section 6.5 (Limitation on Affiliate Transactions) and Section 6.3 (Limitations on Sales of Assets and Subsidiary Stock) only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Affiliate Transaction" has the meaning assigned to that term in Section 6.5(a) of this Agreement.

                  "Agent" means Bank One, NA, as agent under the Senior Credit Facility, and any replacement or substitute agent under the Senior Credit Facility.

                  "Applicable Agreements" mean any bond, debenture, note, or other evidence of indebtedness, indenture, mortgage, deed of trust, lease, or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective property is bound.

                  "Applicable Indebtedness" means:

                  (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Indebtedness or Indebtedness of a Subsidiary of the Company that, in each case, is secured at such time by Collateral under a Lien that is senior or prior to the Lien securing the Notes pursuant to the Security Documents; or

                  (2) in respect of any other asset, any Pari Passu Indebtedness or any unsubordinated Indebtedness of any Guarantor, and in the case of an Asset Disposition by a Subsidiary that is not a Guarantor, Indebtedness of such Subsidiary, or any other obligations under the Senior Credit Facility.

                  "Applicable Pari Passu Indebtedness" means:

                  (1) in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Pari Passu Indebtedness that is secured at such time by all or any part of the Collateral; or

                  (2) in respect of any other asset, any Pari Passu
         Indebtedness.

                  "Asset Disposition" means any sale, lease, transfer, Sale/Leaseback Transaction or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each

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referred to for the purposes of this definition as a "disposition"), of

                  (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in foreign countries),

                  (ii) all or substantially all the assets of any division, business segment or comparable line of business of the Company or any Restricted Subsidiary or

                  (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary.

         Notwithstanding the foregoing, the term "Asset Disposition" shall not include: (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Guarantor, (y) for purposes of Section
6.3 (Limitation on Sales of Assets and Subsidiary Stock), a disposition that constitutes a Permitted Investment or a Restricted Payment permitted by the covenant described under Section 6.4 (Limitation on Restricted Payments), and
(z) any single disposition or series of related dispositions of assets having a fair market value of less than $1,000,000.

                  "Assignees" has the meaning assigned to that term in Section 9.1(b) of this Agreement.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Senior Secured Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, and codified 11 U.S.C. Sections 101 et seq.

                  "Bankruptcy Law" has the meaning assigned to that term in
Section 7.1 of this Agreement.

                  "Board of Directors" means the Board of Directors of the Company or MSXI Limited, as applicable, or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Borrowers" has the meaning assigned to that term in the introduction to this Agreement and shall include any successors and permitted assignees of the Loans or Notes in accordance with Section 9.1 hereof.

                  "Business Day" means each day that is not a Legal Holiday.

                  "Capital Expenditures" means for any period all direct or indirect (by way of acquisition of securities of a Person or the expenditure of cash or the transfer of property or the incurrence of

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Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets determined in conformity with GAAP.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "Cash Equivalents" means (i) cash in Dollars or, so long as not held for speculative purposes, any Eligible Currency, (ii) securities issued or directly and fully guaranteed or insured by the United States of America, France, Germany, the U.K., any other member state of the European Union, Australia or any other sovereign nation acceptable to the Lender or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic or foreign commercial bank or U.S. branch of a foreign bank licensed under the laws of the United States or a State thereof having capital and surplus in excess of $250,000,000 and a Keefe Bank Watch Rating of "B" or better or the equivalent rating from comparable foreign rating agencies, and certificates of deposit and time deposits with maturities of one month or less from the date of acquisition and overnight bank deposits with reputable foreign commercial banks, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having one of the two highest ratings obtained from Moody's or S&P or the equivalent ratings from comparable foreign rating agencies and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the type described in clauses
(i) through (vi) above.

                  "Cash Management Obligations" means, with respect to any Person, all obligations, whether absolute or contingent, of such Person in respect of overdrafts, returned items and other liabilities owed to any other Person that arises from treasury, depository, foreign exchange (including without limitation foreign currency hedging obligations) or cash management services, including without limitation in connection with any automated clearing house transfers of funds, wire transfer services, controlled disbursement accounts or similar transactions, and all obligations in connection with any commercial credit cards or stored value cards..

                  "Change of Control" means the occurrence of one or more of the following events:

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                  (1)      prior to the first public offering of common stock of
the Company or MSXI Limited, as applicable, the Permitted Holders cease to be entitled (by "beneficial ownership" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of Voting Stock, contract or otherwise) to elect or cause the election of directors having, a majority in the aggregate of the total voting power of the Board of Directors, whether as a result of issuance of securities of the Company or MSXI Limited, as applicable, any merger, consolidation, liquidation or dissolution of the Company or MSXI Limited, as applicable, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of any entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of such parent entity);

                  (2) after the first public offering of common stock of the Company or MSXI Limited, as applicable, after the Effective Date, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or MSXI Limited, as applicable, and one or more Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or MSXI Limited, as applicable, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or MSXI Limited, as applicable;

                  (3) during any two year period, individuals who on the Effective Date constituted the Board of Directors of the Company or MSXI Limited, as applicable, (together with any new directors whose election by such shareholders of the Company or MSXI Limited, as applicable, or whose nomination for election by the Board of Directors of the Company or MSXI Limited, as applicable, was approved by a vote of a majority of the directors of the Company or MSXI Limited, as applicable, then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or MSXI Limited, as applicable, then in office;

                  (4) the approval by the holders of Capital Stock of the Company or MSXI Limited, as applicable, of a plan for the liquidation or dissolution of the Company or MSXI Limited, as applicable; or

                  (5) the merger or consolidation of the Company or MSXI Limited, as applicable, with or into another Person or the merger of another Person with or into the Company or MSXI Limited, as applicable, or the sale of all or substantially all the assets of the Company or MSXI Limited, as applicable, (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or MSXI Limited, as applicable, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or MSXI Limited, as applicable, and (B) in the case of a sale of

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assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

                  A Change of Control of MSXI Limited does not constitute a Change of Control of the Company.

                  "Charged Assets" shall have the meaning set forth in the U.K. Deed.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages acquired after the Effective Date, the Charged Assets and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Agreement and the Notes is granted or purported to be granted under any Loan Document.

                  "Collateral Agent" means the collateral agent under the Security Agreement and each Mortgage, which shall initially be the Lender.

                  "Commitments" has the meaning assigned to such term in the Senior Credit Facility.

                  "Company" means MSX International, Inc., a Delaware corporation, together with its permitted successors and assigns.

                  "Company Guarantee" means the Guarantee of the Company of MSXI Limited's obligations with respect to the MSXI Limited Notes.

                  "Company Notes" means one or more of the notes of the Company issued pursuant to the terms and conditions of Sections 2.1 or 9.1 hereof, substantially in the form attached to this Agreement as Exhibit A-1.

                  "Comparable Treasury Issue" has the meaning assigned to that term in Section 2.3(a)(i)(B) of this Agreement.

                  "Comparable Treasury Price" has the meaning assigned to that term in Section 2.3(a)(i)(C) of this Agreement.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of: (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days (or, if less, the number of days after the end of such fiscal quarter as the consolidated financial statements of the Company shall be available) prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred

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under a revolving credit or similar arrangement, the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period);

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent the Company and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such period the Company shall have consummated a Public Equity Offering following which there is a Public Market, Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Public Equity Offering for such period;

                  (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company in accordance with Article 11 of Regulation S-X. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease Obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees), and (vii) interest actually paid on any Indebtedness of any other Person that is Guaranteed by the Company or any Restricted Subsidiary.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);

                  (ii) for purposes of subclause (a)(iii)(A) of Section 6.4 (Limitation on Restricted Payments) only, any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iv) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (v)      extraordinary gains or losses; and

                  (vi) the cumulative effect of a change in accounting principles.

                  Notwithstanding the foregoing, for the purposes of Section 6.4 (Limitation on Restricted Payments) only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(iii)(D) thereof.

                  "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Court Square" means Court Square Capital Limited, a Delaware corporation.

                  "Currency Agreement" means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.

                  "Custodian" has the meaning assigned to that term in Section
7.1 of this Agreement.

                  "CVC" means Citicorp Venture Capital, Ltd., a New York corporation.

                  "CVC Investor" means (i) CVC or any direct or indirect Subsidiary of CVC, (ii) Citigroup Inc. or any direct or indirect Subsidiary of Citigroup Inc. or any other Person controlled by Citigroup Inc. and (iii) any officer, employee or director of CVC so long as such person shall be an employee, officer or director of CVC or any direct or indirect Wholly-Owned Subsidiary of CVC.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designee" has the meaning assigned to that term in Section 5.3(a) of this Agreement.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable, at the option of the Holder thereof, for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the Holder thereof, in whole or in part, in each case on or prior to the eleven month anniversary of the Stated Maturity of the Senior Secured Notes. Disqualified Stock shall not include any Capital Stock that is not otherwise Disqualified Stock if by its terms the Holders have the right to require the issuer to repurchase such stock (or such stock is mandatorily redeemable) upon a Change of Control (or upon an event substantially similar to a Change of Control).

                  "Dollar" and "$" means dollars in the lawful currency of the United States of America.

                  "Dollar Equivalent" means as of any date, with respect to any amount in a currency other than Dollars, the sum in Dollars resulting from the conversion of such amount from such currency into Dollars at the most favorable spot exchange rate determined by the Lender to be available to it for the purchase of such currency with Dollars at approximately 11:00 a.m. local time of any office(s), branch(es), Subsidiary(ies) or Affiliate(s) of the Lender selected by the Lender and notified to the Company on such date as a determination of the Dollar Equivalent is made.

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

                  "EBITDA" for any period means the sum of Consolidated Net Income plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense,
(ii) income tax expense (including Michigan Single Business Tax expense and the Imposta Reginole Sulle Attivista Producttive expense in Italy), (iii) depreciation expense, (iv) amortization expense and (v) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, other than accruals for post-retirement benefits other than pensions), less all non-cash items increasing Consolidated Net Income, in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

                  "Effective Date" means August 1, 2003, provided that the effectiveness of this Agreement is subject to the satisfaction of all of the conditions set forth in Article 3.

                  "Eligible Currency" means the euro, Francs, Deutsche Marks, Pounds Sterling, Italian Lire, Australian Dollars (all as defined in the Senior Credit Facility) and any other currency (other than Dollars) which is approved and designated as an Eligible Currency by the Lender, provided that each of the foregoing currencies is and remains readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which the Dollar Equivalent may be readily calculated. If, after the designation of any currency as an Eligible Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, or such country's currency is, in the determination of the Lender, no longer readily available or freely traded or as to which, in the determination of the Lender, a Dollar Equivalent is not readily calculable, then the Lender shall promptly notify the Company and such country's currency shall no longer be an Eligible Currency until such time as the Lender agrees to reinstate such country's currency as an Eligible Currency.

                  "Environmental Laws" has the meaning assigned to that term in
Section 4.12 of this Agreement.

                  "ERISA" has the meaning assigned to that term in Section 4.10 of this Agreement.

                  "ERISA Affiliate" has the meaning assigned to that term in
Section 4.10 of this Agreement.

                  "Event of Default" has the meaning assigned to that term in
Section 7.1 of this Agreement.

                  "Excess Cash Flow" means, for any fiscal year, the Company's Consolidated EBITDA for such year, adjusted as follows: (i) minus the cash portion of the Company's consolidated interest expense (net of interest income) and the cash portion of any related financing fees for such year; (ii) minus the cash portion of all federal, state and foreign income taxes (including Michigan Single Business Tax expense and the Imposta Reginole Sulle Attivista Producttive expense in Italy) and franchise taxes paid (without duplication) by the Company and its Restricted Subsidiaries during such year; (iii) minus all Capital Expenditures made during such year by the Company and its Restricted Subsidiaries; and (iv) minus or plus, respectively, any net increase or decrease in Working Capital for such year.

                  "Excess Cash Flow Offer Amount" has the meaning assigned to that term in Section 5.10 of this Agreement.

                  "Excess Proceeds" has the meaning assigned to that term in
Section 6.3(a) of this Agreement.

                  "Excess Proceeds Offer" has the meaning assigned to that term in Section 6.3(a) of this Agreement.

                  "Excess Proceeds Payment" has the meaning assigned to that term in Section 6.3(a) of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means any notes exchanged for the Senior Secured Notes pursuant to the Registration Rights Agreement.

                  "Existing Affiliate Agreements" means the Stockholders' Agreement, the MSXI Registration Rights Agreement and any other existing agreement with CVC, the Lender, or any Affiliates of CVC or the Company listed on Schedule I to the Senior Secured Note Indenture.

                  "Filing Agent" has the meaning assigned to that term in
Section 3.1(xiii) of this Agreement.

                  "Filing Statements" has the meaning assigned to that term in
Section 3.1(xiii) of this Agreement.

                  "Final Offering Circular" means the final offering circular of the Company, dated July 25, 2003, prepared in connection with the offering of the Units of Senior Secured Notes.

                  "Financial Statements" has the meaning assigned to that term in Section 4.6 of this Agreement.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "Foreign Subsidiary" means any Subsidiary not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "Fourth Lien Lender" means Court Square and its assigns under the Fourth Lien Loan Agreement.

                  "Fourth Lien Loan Agreement" means the fourth secured term loan, from the Fourth Lien Lender to the Company and MSXI Limited under the amended and restated fourth second term loan agreement, dated the Effective Date, and including all related or ancillary documents executed at any time, including, without limitation, and any instruments, guarantee agreements and security documents.

                  "Fourth Lien Notes" means the notes issued by the Company and MSXI Limited to the Fourth Lien Lender, as amended or modified from time to time.

                  "GAAP" means generally accepted accounting principles in the United States of America as then in effect on the date of this Agreement, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession.

                  "Governmental Authority" means any federal, state, local or other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include (x) endorsements for collection or deposit in the ordinary course of business or (y) guarantees among Restricted Subsidiaries or guarantees by the Company of Restricted Subsidiaries; provided that the Indebtedness being guaranteed is permitted to be Incurred. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guaranteed Obligations" has the meaning assigned to that term in Section 8.1 of this Agreement.

                  "Guarantors" means the Subsidiary Guarantors and, in connection with the Guarantee of the MSXI Limited Notes, the Company.

                  "Hedging Obligations" of any Person mean the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Noteholder" means the Person in whose name a Note, is registered on the Registrar's books, which shall initially be the Lender.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; provided, further, however, that in the case of a discount security, neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness, but the entire face amount of such security shall be deemed Incurred upon the issuance of such security. The term "Incurrence" when used as a noun shall have a correlative meaning.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication): (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person, all obligations of such Person under any title retention agreement, and any obligation to pay rent or other payment amounts of such Person with respect to any Sale/Leaseback Transaction (but excluding trade accounts payable arising in the ordinary course of business), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indemnified Liabilities" has the meaning assigned to that term in Section 9.3 of this Agreement.

                  "Indemnitees" has the meaning assigned to that term in Section
9.3 of this Agreement.

                  "Indemnitors" has the meaning assigned to that term in Section
9.3 of this Agreement.

                  "Intellectual Property" has the meaning assigned to that term in Section 4.14 of this Agreement.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date hereof, among the Fourth Lien Lender, the Lender, the Agent, the Trustee, the Senior Secured Collateral Agent, the Company, MSXI Limited and the Subsidiary Guarantors, (as applicable) as amended, supplemented or modified from time to time.

                  "Interest Payment Date" means each February 1 and August 1 occurring after the Effective Date and commencing on February 1, 2004.

                  "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 6.4 (Limitation on Restricted Payments), (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Illinois.

                  "Lender" has the meaning assigned to that term in the introduction to this Agreement and shall include any assignees of the Loans or Notes pursuant to the terms and conditions of Section 9.1 hereof.

                  "Lender Obligations" means all "Obligations" as that term is defined in the Senior Credit Facility.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien, hypothecation, standard security, assignment by way of security or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Loan" means the loans made by the Lender to the Company and to MSXI Limited pursuant to Section 2.1 hereof.

                  "Loan Documents" means this Agreement, the Notes, the Warrant, the Warrant Agreement, the Security Documents, the Intercreditor Agreement and any other agreement, instrument or document executed in connection with any of the foregoing at any time, each as amended, supplemented or modified from time to time.

                  "Management Investors" means each of the officers, employees and directors of the Company who own Voting Stock in the Company on the Effective Date, in each case so long as such person shall remain an officer, employee or director of the Company.

                  "Material Adverse Change" has the meaning assigned to that term in Section 4.6 to this Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(i) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company to perform its obligations in all material respects under any Loan Document or (iii) the validity of any of the Loan Documents or the consummation of any of the transactions contemplated therein.

                  "Maturity Date" means the earlier of (i) October 15, 2007 and
(ii) the earlier of (x) six months after the latest stated maturity under the Senior Credit Facility or (y) the date the loans and advances under the Senior Credit Facility, or the Senior Secured Notes under the Senior Secured Note Indenture, become due and payable by acceleration or otherwise or are paid in full.

                  "Mortgages" means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents creating Liens in favor of the Lender upon the owned real property constituting Collateral of the Company or any of its Domestic Restricted Subsidiaries from time to time.

                  "MSXI Limited" means MSX International Limited, a company incorporated under the laws of England and Wales, together with its permitted successors and assigns.

                  "MSXI Limited Notes" means one or more of the notes of MSXI Limited issued pursuant to the terms and conditions of Sections 2.1 or 9.1 hereof, substantially in the form attached to this Agreement as Exhibit A-2.

                  "MSXI Registration Rights Agreement" means the amended and restated registration rights agreement dated November 28, 2000 by and among the Company, CVC and certain CVC Investors and executive officers and directors of the Company, as amended by Amendment No. 1 dated as of August 1st, 2003, and as amended from time to time.

                  "Net Available Cash" from an Asset Disposition (or, for purposes of Article II hereof, any other sale or disposition of assets) means cash payments received by the Company or any of its Subsidiaries therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) in each case net of

                  (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (or, for purposes of Article II hereof, any other sale or disposition of assets),

                  (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition (or, for purposes of Article II hereof, any other sale or disposition of assets), in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

                  (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition (or, for purposes of Article II hereof, any other sale or disposition of assets) and

                  (iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition (or, for purposes of Article II hereof, any other sale or disposition of assets) and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation liabilities under any indemnification obligations associated with such Asset Disposition.

                  "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock or debt securities or instruments or the incurrence of loans, means the cash proceeds of such issuance, sale or incurrence net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance, sale or incurrence and net of taxes paid or payable as a result thereof.

                  "Note Guarantees" means the Subsidiary Guarantees and the Company Guarantee.

                  "Notes" mean the Company Notes and the MSXI Limited Notes.

                  "Notice of Default" has the meaning assigned to that term in
Section 7.1 of this Agreement.

                  "Obligations" means all present and future obligations for principal, premium, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), penalties, fees, indemnifications, reimbursements (including, without limitation, all reimbursement and other obligation pursuant to any letters of credit, bankers acceptances or similar instruments or documents), damages and other liabilities payable under the documentation at any time governing any Indebtedness.

                  "Offering" has the meaning assigned to that term in the Final Offering Circular.

                  "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company, MSXI Limited, as applicable, or any director in the case of MSXI Limited.

                  "Officers' Certificate" means a certificate signed by two Officers of the Company or MSXI Limited, as applicable, at least one of whom shall be the principal financial officer of the Company, and delivered to the Lender.

                  "Pari Passu Indebtedness" means any unsubordinated Indebtedness of the Company (other than any Indebtedness owed to any Subsidiary of the Company).

                  "Permitted Foreign Transaction" means a transaction in which one or more Foreign Subsidiaries acquire Capital Stock or Indebtedness of a Person in connection with any sale, lease, transfer, contribution or other disposition, including any disposition by merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Foreign Subsidiary or a group of Foreign Subsidiaries, or (ii) all or substantially all of the assets of any division, business segment or comparable line of business of any Foreign Subsidiary or group of Foreign Subsidiaries; provided that EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of the disposition (treated as a single accounting period), after giving pro forma effect thereto as if such disposition occurred on the first day of such period, is greater than EBITDA for the same period without giving pro forma effect to such disposition.

                  "Permitted Holders" means the CVC Investors, the Management Investors and their respective Permitted Transferees, and in addition, in the case of MSXI Limited, the Company or any of its Subsidiaries; provided, however, that any Management Investor and any CVC Investor and any Permitted Transferee of a Management Investor or CVC Investor (other than CVC or Citigroup Inc. or any direct or indirect Subsidiary of CVC or Citigroup Inc. or any other Person controlled by CVC or Citigroup Inc.) shall not be a "Permitted Holder" if such Person is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock that represents at least 30% of the aggregate voting power of all classes of the Voting Stock of the Company, voting together as a single class (without giving effect to the attribution of beneficial ownership as a result of any stockholders' agreement as in effect on the Effective Date, and any amendment to such agreement that does not materially change the allocation of voting power provided in such agreement).

                  "Permitted Investment" means an Investment in: (i) the Company or, to the extent used to make any redemption, repurchase or other retirement for value or payment on the U.K. Senior Secured Notes, in MSXI Limited; (ii) any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or transfers or conveys all or substantially all of its assets to the Company or a Guarantor; provided, however, that the primary business of such Person is a Related Business; (iii) any Foreign Restricted Subsidiary of the Company by any other Foreign Restricted Subsidiary of the Company; (iv) any Foreign Restricted Subsidiary of the Company by the Company or any Domestic Restricted Subsidiary of the Company in an aggregate amount not to exceed (x) $2.0 million in any fiscal year and (y) the aggregate amount of Investments permitted by this clause
(iv) and not used by the Company in the immediately preceding fiscal year (after giving effect to any amounts permitted pursuant to this clause (y) in the immediately preceding year); (v) Temporary Cash Investments; (vi) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (vii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (viii) loans or advances to employees of the Company or a Restricted Subsidiary in an aggregate amount not to exceed $1.5 million; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (x) Persons received in connection with a Permitted Foreign Transaction; (xi) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 6.3 (Limitation on Sales of Assets and Subsidiary Stock); and (xii) additional Investments not to exceed $5.0 million at any time outstanding.

                  "Permitted Liens" means:

                  (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

                  (6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (b)(8) of Section 6.1 (Limitation on Incurrence of Indebtedness); provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

                  (7) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (b)(8) of Section 6.1 (Limitation on Incurrence of Indebtedness); provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not exceed the cost of the real property acquired, together with the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

                  (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (9)      Liens securing indebtedness permitted under clause
(b)(9) of Section 6.1 (Limitation on Incurrence of Indebtedness);

                  (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                  (11) Liens securing Hedging Obligations permitted pursuant to clause (b)(7) of Section 6.1 (Limitation on Incurrence of Indebtedness);

                  (12) Liens securing Acquired Indebtedness incurred in accordance with Section 6.1 (Limitation on Incurrence of Indebtedness); provided that:

                  (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

                  (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

                  (13) Liens existing as of the Effective Date and securing Indebtedness permitted to be outstanding under clause (b)(3) of Section 6.1 (Limitation on Incurrence of Indebtedness) to the extent and in the manner such Liens are in effect on the Effective Date;

                  (14) Liens securing the Notes, all monetary obligations under this Agreement and the Note Guarantees;

                  (15) Liens securing Indebtedness under the Senior Credit Facility to the extent such Indebtedness is permitted under clause (b)(1) of
Section 6.1 (Limitation on Incurrence of Indebtedness);

                  (16) Liens of the Company or a Wholly-Owned Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

                  (17) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with
Section 6.1 (Limitation on Incurrence of Indebtedness); provided, however, that such Liens: (i) are no less favorable to the holders of Senior Secured Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced;

                  (18)     Liens in favor of custom and revenue authorities;

                  (19)     Liens securing Cash Management Obligations;

                  (20)     Liens securing Indebtedness permitted under clause
(b)(13) of Section 6.1 (Limitation on Incurrence of Indebtedness);

                  (21) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (b)(12) of Section 6.1 (Limitation on Incurrence of Indebtedness) (provided, however, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such Lien); and

                  (22)     Liens securing Indebtedness under the Senior Secured
Note Indenture.

                  "Permitted Securitization Transaction" means any transaction or series of transactions pursuant to which Company or any of its Subsidiaries may sell, convey, or otherwise transfer to a Securitization Entity (in the case of a transfer by Company or any of its Subsidiaries) or any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect to such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, provided (i) the aggregate Indebtedness with respect to all such transactions shall not exceed the amount permitted under this Agreement and (ii) the terms and conditions of such transactions are reasonably acceptable to the Lender.

                  "Permitted Transferee" means (a) with respect to any CVC Investor who is an employee, officer or director of CVC, the Lender or any Wholly Owned Subsidiary of CVC or the Lender, any spouse or lineal descendant (including by adoption) of such CVC Investor so long as such CVC Investor shall be an employee, officer or director of CVC or the Lender; and (b) with respect to any Management Investor, any spouse or lineal descendant (including by adoption) of such Management Investor so long as such Management Investor shall be an employee, officer or director of the Company.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Preliminary Offering Circular" means the preliminary offering circular of the Company, dated July 7, 2003, prepared in connection with the offering of the Senior Secured Notes.

                  "Premises" has the meaning assigned to that term in Section
5.2 of this Agreement.

                  "Primary Treasury Dealer" has the meaning assigned to that term in Section 2.3(a)(i)(E) of this Agreement.

                  "Proceedings" has the meaning assigned to that term in Section
4.5 of this Agreement.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means any time after (i) a Public Equity Offering has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                  "Purchase Money Indebtedness" mean Indebtedness (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (ii) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such asset by the Company or Restricted Subsidiary.

                  "Qualified Finance Subsidiary" means a Subsidiary of the Company constituting a "finance subsidiary" within the meaning of Rule 3a-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), or an issuer of asset-backed securities within the meaning of Rule 3a-7 of the 1940 Act or any other vehicle under a similar exemption, formed for the purpose of engaging in a Qualified TIPS Transaction and having no assets other than those necessary to consummate the Qualified TIPS Transaction.

                  "Qualified TIPS Transaction" means an issuance by a Qualified Finance Subsidiary of preferred trust securities or similar securities in respect of which any dividends, liquidation preference or other obligations under such securities are Guaranteed by the Company to the extent required by the 1940 Act, as amended, or customary for transactions of such type.

                  "Reference Treasury Dealer" has the meaning assigned to that term in Section 2.3(a)(i)(E) of this Agreement.

                  "Reference Treasury Dealer Quotation" has the meaning assigned to that term in Section 2.3(a)(i)(D) of this Agreement.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Effective Date or Incurred in compliance with the Senior Secured Note Indenture; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided, further, however, that Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Effective Date, between the Company, MSXI Limited, the Guarantors and Jefferies & Company, Inc., as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "Related Business" means any business related, ancillary or complementary (as determined in good faith by the Board of Directors of the Company) to the businesses of the Company and the Restricted Subsidiaries on the Effective Date.

                  "Restated Senior Credit Agreement" has the meaning assigned to that term in the introduction to this Agreement.

                  "Restricted Payment" means, with respect to any Person, (i) the declaration or payment of any dividends or any other distributions on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation involving such Person) or similar payment to the holders of its Capital Stock, except dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and except dividends or distributions payable solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not wholly owned, to its other shareholders on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); (iv) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to the original due date, scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Obligations (other than interest, fees and expenses) under the Fourth Lien Loan Agreement or the Fourth Lien Notes; or (v) the making of any Investment in any Person (other than a Permitted Investment).

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary under the Senior Secured Note Indenture.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person and such lease is reflected on such Person's balance sheet as a Capital Lease Obligation.

                  "SEC" means the Securities and Exchange Commission.

                  "Securitization Entity" means a wholly-owned Subsidiary that engages in no activities other than Permitted Securitization Transactions and any necessary related activities and that is designated by the Board of Directors of the Company as a Securitization Entity, (i) no portion of the Indebtedness (contingent or otherwise) of which (a) is guaranteed by Company or any Subsidiary of the Company, (b) is recourse to or obligates Company or any Subsidiary of Company in any way, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Securitization Transaction, and (ii) to which neither Company nor any Subsidiary of Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

                  "Security Agreement" means the Pledge and Security Agreement, dated as of the Effective Date, made by the Company and the Subsidiary Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms, substantially in the form attached to this Agreement as Exhibit C.

                  "Security Documents" mean the Security Agreement, this Agreement, the Mortgages, the Intercreditor Agreement, the U.K. Deed and all other agreements and documents delivered pursuant to this Agreement or otherwise entered into by any Person to secure or guaranty the Obligations of the Borrowers under this Agreement.

                  "Security Interests" means the Liens on the Collateral created by this Agreement and the Security Documents in favor of the Collateral Agent for the benefit of the Lender.

                  "Senior Credit Facility" means the Restated Senior Credit Agreement, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement governing Indebtedness Incurred to refund, replace or refinance any borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or any such prior agreement as the same may be amended, extended, renewed, restated, supplemented or otherwise modified (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions). The term "Senior Credit Facility" shall include all related or ancillary documents executed at any time, including, without limitation, any instruments, guarantee agreements and security documents. All Cash Management Obligations owing by the Company or any of its Subsidiaries to the Agent, any Senior Lender or their respective Affiliates shall also be deemed obligations under the Senior Credit Facility.

                  "Senior Debt Documents" means, collectively, the Senior Credit Facility, and all "Loan Documents" (as defined in the Senior Credit Facility).

                  "Senior Lenders" has the meaning assigned to that term in the introduction to this Agreement, and shall include any lenders from time to time under the Senior Credit Facility.

                  "Senior Secured Collateral Agent" means the collateral agent under the Senior Secured Security Agreement and each Mortgage, which shall initially be the Trustee.

                  "Senior Secured Company Guarantee" means the Guarantee of the Company of MSXI Limited's obligations with respect to the U.K. Senior Secured Notes.

                  "Senior Secured Debt Documents" means the Senior Secured Note Indenture, the Senior Secured Notes and all agreements and documents executed in connection therewith at any time.

                  "Senior Secured Note Indenture" has the meaning assigned to that term in the introduction to this Agreement.

                  "Senior Secured Notes" means the 11% Senior Secured Notes issued by the Company and MSXI Limited in the aggregate principal amount of $75,500,000 due 2007 issued pursuant to the Senior Secured Note Indenture and any other securities issued pursuant to the Senior Secured Note Indenture at any time, including the Exchange Notes.

                  "Senior Secured Note Guarantees" means the Senior Secured Subsidiary Guarantees and the Senior Secured Company Guarantee.

                  "Senior Secured Security Agreement" means the security agreement securing the obligations under the Senior Secured Note Indenture, as amended or modified from time to time.

                  "Senior Secured Subsidiary Guarantee" means the Guarantee by a subsidiary Guarantor of the Company's and MSXI Limited's obligations with respect to the Senior Secured Notes.

                  "Senior Subordinated Notes" means the 11-3/8% Senior Subordinated Notes issued by the Company in the aggregate principal amount of $130,000,000 due 2008 issued pursuant to the Senior Subordinated Note Indenture and any other securities issued pursuant to the Senior Subordinated Note Indenture at any time.

                  "Senior Subordinated Note Indenture" means the Senior Subordinated Indenture between the Company, the subsidiary guarantors named therein and Bank of New York (as successor trustee to IBJ Schroder Bank & Trust Company), as trustee, dated as of January 15, 1998, as amended or modified from time to time.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Stockholders' Agreement" means the amended and restated stockholders' agreement dated November 28, 2000 by and among the Company, CVC, and certain CVC Investors, the Lender and executive officers and directors of the Company, as amended by Amendment No. 1 dated January 31, 2003 and Amendment No. 2 dated as of August 1, 2003, and as amended from time to time.

                  "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the Effective Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect. "Subordinated Obligation" of any Guarantor has a correlative meaning.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership, business trust or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests or trust interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Company's and MSXI Limited's obligations with respect to the Notes.

                  "Subsidiary Guarantor" means each Subsidiary of the Company designated as a Guarantor on the signature pages of this Agreement and any other Subsidiary that has issued either on or after the Effective Date a Subsidiary Guarantee.

                  "Successor Company" has the meaning assigned to that term in the Section 6.9 of this Agreement.

                  "Supplement Agreement" has the meaning assigned to that term in the Section 5.8(a) of this Agreement.

                  "Tax" has the meaning assigned to that term in Section 4.8 of this Agreement.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                  "Treasury Rate" has the meaning assigned to that term in
Section 2.3(a)(i) of this Agreement.

                  "Trustee" means the trustee under the Senior Secured Note Indenture, initially BNY Midwest Trust Company.

                  "U.K. Deed" means the debenture, dated as of the date hereof, made by MSXI Limited in favor of the Lender, substantially in the form attached to this Agreement as Exhibit D, as amended or supplemented from time to time in accordance with its terms.

                  "U.K. Senior Secured Notes" means the Senior Secured Notes issued by MSXI Limited.

                  "Unit" means a unit consisting of $860 principal amount of U.S. Senior Secured Notes and $140 principal amount of U.K. Senior Secured Notes.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided above under Section 5.3 (Designation of Restricted and Unrestricted Subsidiaries) and
(ii) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Senior Secured Notes" means the Senior Secured Notes issued by the Company.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "WARN" has the meaning assigned to that term in Section 4.15 of this Agreement.

                  "Warrant" means the Warrant issued pursuant to the terms of the Warrant Agreement, and issued in connection with this Agreement.

                  "Warrant Agreement" means the Warrant Agreement, dated as of August 1, 2003, between the Company and the Lender.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company and/or one or more Wholly Owned Subsidiaries.

                  "Withholding Taxes" has the meaning assigned to that term in
Section 2.2(e) of this Agreement.

                  "Working Capital" means as of any date the difference between
(x) current assets, other than cash and Cash Equivalents of the Company and its Restricted Subsidiaries for such date and (y) current liabilities of the Company and its Restricted Subsidiaries for such date; provided, however, that the amount of accounts receivable at any date should be the average of accounts receivable on the last day of each of the three fiscal months immediately preceding such date.

                  SECTION 1.2.      Other Definitions; Rules of Construction.
As used herein, the terms "Company," "Lender" and the "Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other defined terms in Section 1.1 shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Use of the term "including" shall mean including without limitation.

                  SECTION 1.3. Accounting Terms and Determinations. For purposes of this Agreement, unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

                  ARTICLE 2 AMOUNT AND TERMS OF NOTES AND LOAN

                  SECTION 2.1.      Loans and Notes.

                     (a) Loans and Notes. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lender has provided a loan to the Company and MSXI Limited on the Effective Date in an amount equal to $25,000,000 (the "Loan"). In connection with the Loan, (i) the Company shall issue a Company Note, dated the date hereof, in the aggregate principal amount of $21,500,000, evidencing the Loan made by the Lender to the Company and (ii) MSXI Limited shall issue a MSXI Limited Note, dated the date hereof, in the aggregate principal amount of $3,500,000, evidencing the Loan made by the Lender to MSXI Limited. Each U.S. Note shall have attached to it an executed a Subsidiary Guarantee substantially in the form of Exhibit B hereto, from each of the Subsidiary Guarantors. Each MSXI Limited Note shall have attached to it an executed Note Guarantee substantially in the form attached to this Agreement as Exhibit B hereto, from the Company and each of the Subsidiary Guarantors.

                     (b) Payment of Loans. The unpaid principal amount of the Loans plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto shall be paid in full in Cash on the Maturity Date.

                  SECTION 2.2.      Interest on the Loan; Tax Amounts.

                     (a) Rate of Interest. Except as provided in Section 2.2(c) below, the Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether at stated maturity, by acceleration or otherwise) at a rate equal to 11.5% per annum.

                     (b)      Interest Payments.

                           (i)      All Interest shall be payable in Cash with
respect to the Loans, in arrears on and to each Interest Payment Date, and upon any prepayment of the Loans (to the extent of accrued interest on the principal amount of the Loan so prepaid) and at maturity of the Loans.

                     (c) Default Interest. Upon the occurrence and during the continuance of an Event of Default and, to the extent permitted by applicable law, the Loans shall bear interest payable upon demand at a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

                     (d) Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year. In computing such interest, the date or dates of the making of the Loans shall be included and the date of payment shall be excluded.

                     (e) Tax Amounts. All payments by MSXI Limited and any Guarantor in respect of the MSXI Limited Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature, including penalties, interest and any other liabilities related thereto ("Withholding Taxes"), imposed or levied by or on behalf of the United Kingdom or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, unless MSXI Limited is compelled by law to deduct or withhold such Withholding Taxes. In such event, MSXI Limited or such Guarantor shall pay such additional amounts ("Additional Tax Amounts") as may be necessary to ensure that the net amounts received by the Lender after such withholding or deduction shall equal the amounts of such payments that would have been receivable in respect of the MSXI Limited Notes in the absence of such withholding or deduction. MSXI Limited and any Guarantor will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. MSXI Limited and any Guarantor will furnish copies of such receipts evidencing the payment of any Withholding Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Withholding Taxes and as is reasonably available to MSXI Limited or the Guarantors within 60 days after the date of receipt of such evidence.

                  All references herein and in the MSXI Limited Notes to the principal of or interest on a MSXI Limited Note shall be deemed to include any Additional Tax Amounts payable in connection therewith. MSXI Limited will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the MSXI Limited Notes or any other document or instrument referred to in this Agreement.

                  The Lender shall reasonably cooperate with MSXI Limited and shall use all reasonable efforts to reduce or eliminate, or secure a refund of Withholding Taxes with respect to payments made under the MSXI Limited Notes, including, but not limited to, complying with any and all administrative procedures under the UK-US income tax treaty to secure the reduction, elimination or refund of such Withholding Taxes. If MSXI Limited has paid any Additional Tax Amounts to the Lender and the Lender, or any beneficial owner of the Lender, in its sole discretion determines that it has received a refund of Withholding Taxes to which such Additional Tax Amounts are attributable, then the Lender shall use any and all reasonable efforts to cause such refund to be promptly paid over to MSXI Limited. The prior two sentences shall not be construed to require any Lender to make available its (or any of its beneficial owners') tax returns (or any other information relating to taxes which it deems confidential) to MSXI Limited or any other Person or entity.

                  SECTION 2.3.      Prepayments and Payments.

                     (a)      Voluntary Prepayments.

                           (i)      At any time prior to August 1, 2005, the
Company may, at its option, on one or more occasions prepay all or part of the Notes, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being prepaid and (2) the sum of the present values of 105.750% of the principal amount of the Notes being prepaid and scheduled payments of interest on such Notes to and including August 1, 2005 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid interest, if any, to the date of redemption. The foregoing optional prepayment of the Notes prior to August 1, 2005 shall include both Company Note and the MSXI Limited Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repayment, unless a Change of Control of MSXI Limited has occurred.

                                    (A)      "Treasury Rate" means, with respect
to any repayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption period.

                                    (B)      "Comparable Treasury Issue" means
the United States Treasury security selected by a Reference Treasury Dealer appointed by the Company as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005) that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was August 1, 2005).

                                    (C)      "Comparable Treasury Price" means,
with respect to any repayment date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

                                    (D)      "Reference Treasury Dealer
Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such redemption date.

                                    (E)      "Reference Treasury Dealer" means
any primary U.S. government securities dealer in the City of New York (a "Primary Treasury Dealer") selected by the Company..

                           (ii)     Optional Prepayment on or After August 1,
2005. On or after August 1, 2005, the Notes will be prepayable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date receive interest due on the relevant interest payment date), if prepaid during the period commencing on the date set forth below:

                                       PREPAYMENT
DATE                                     PRICE
----                                     -----
August 1, 2005........................  105.750%
February 1, 2006......................  102.875%
August 1, 2006 and thereafter.........  100.00%

                  The foregoing optional prepayment of the Notes on or after August 1, 2005 shall include both Company Note and the MSXI Limited Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repayment, unless a Change of Control of MSXI Limited has occurred.

                           (iii)    Prepayment Upon Equity Offering. In
addition, at any time and from time to time prior to August 1, 2005, the Company may prepay at its option in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a prepayment price (expressed as a percentage of principal amount) of 111.500% plus accrued and unpaid interest and Additional Tax Amounts, if any, to the prepayment date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such repayment.

                  The foregoing optional prepayment of the Notes shall include both the Company Notes and the MSXI Limited Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of repayment, unless a Change of Control of MSXI Limited has occurred.

                           (iv)     Tax Prepayment. MSXI Limited Notes may be
prepaid, at the option of MSXI Limited, as a whole, but not in part (limited to MSXI Limited Notes with respect to which an Additional Tax Amount (as described below) is or may be required), at any time, upon giving notice to the Lender not less than 30 days nor more than 60 days prior to the date fixed for repayment (which notice shall be irrevocable), at a repayment price equal to the principal amount thereof, together with interest accrued to the date fixed for repayment and any Additional Tax Amounts payable with respect thereto, if MSXI Limited determines and certifies to the Lender immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Tax Amounts in respect of such MSXI Limited Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United Kingdom or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change or, amendment becomes effective on or after the date of issuance of such MSXI Limited. Notes and (ii) such obligation cannot be avoided by MSXI Limited taking reasonable measures available to it, provided, that no such notice of repayment shall be given earlier than 60 days prior to the earliest date on which MSXI Limited would be obligated to pay such Additional Tax Amounts if a payment in respect of such MSXI Limited Notes was then due. Prior to the giving of any notice of repayment described in this paragraph, MSXI Limited shall deliver to the Lender (a) a certificate signed by two directors of MSXI Limited stating that the obligation to pay Additional Tax Amounts cannot be avoided by MSXI Limited taking reasonable measures available to them and (b) a written opinion of independent legal counsel to MSXI Limited to the effect that MSXI Limited has become obligated to pay Additional Tax Amounts as a result of such a change or, amendment described above and that MSXI Limited cannot avoid payment of such Additional Tax Amounts by taking reasonable measures available to them.

                     (b) Application of Prepayments. All prepayments on the Loans (whether voluntary or mandatory or whether pursuant to this Section 2.3, Sections 5.9 or 5.10 or otherwise under this Agreement) shall include payment of accrued interest on the principal amount of the Loan so prepaid and shall be applied to payment of interest and fees before application to principal. All prepayments (whether voluntary or mandatory or whether pursuant to this Section 2.3, Sections 5.9 or 5.10 or otherwise under this Agreement) on the Loans, shall be made and applied to the Company Notes and the MSXI Limited Notes on a pro rata basis based on the aggregate principal amount of the Notes outstanding at the time of prepayment unless a Change of Control of MSXI Limited has occurred.

                     (c) Manner and Time of Payment. All payments by the Borrowers hereunder and under the Notes of principal, interest, premium, and fees shall be made without defense, set-off, or counterclaim, in same day funds and delivered to the Lender not later than 2:00 p.m. (New York time) on the date due at 399 Park Avenue, 14th Floor, New York, New York, or such other place designated in writing by the Lender and delivered to the Borrowers, for the account of the Lender. Funds received by the Lender after such time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

                     (d) Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes.

                     (e) Notation of Payment. The Lender agrees that before disposing of a Note held by it, or any part thereof (other than by granting participations therein), the Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrowers of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) a notation of the Loan made under such Note or to notify the Borrowers of the name and address of a transferee shall not limit or otherwise affect the obligations of the Borrowers hereunder or under such Note with respect to the Loans and payments of principal or interest on such Notes.

                  SECTION 2.4. Closing Fees. On the Effective Date, the Company shall pay to the Lender a nonrefundable closing fee in the amount of $750,000 in cash by wire transfer of immediately available funds. Such closing fee shall be nonrefundable under all circumstances.

                  SECTION 2.5.      Security and Collateral.

                     (a) Grant of Security Interest. To secure the due and punctual payment of the principal of, premium, if any, and interest on the Loans and the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Loans and the Notes and the performance of all other Obligations of the Borrowers to the Lender under this Agreement and the Loans, the Borrowers hereby covenant to cause the Security Documents to be executed and delivered concurrently with this Agreement. Subject to the Intercreditor Agreement, the Security Documents shall grant to the Collateral Agent Security Interests in the Collateral and shall be deemed hereby incorporated by reference herein to the same extent and as fully as if set forth in their entirety at this place, and reference is made hereby to each Security Document for a more complete description of the terms and provisions thereof.

                     (b) Consent to Security Documents. The Lender, by its acceptance of the Notes, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with its terms.

                     (c) Further Assurances. The Borrowers shall, and shall cause each of their Subsidiaries to, do or cause to be done all such actions and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Lender and the Collateral Agent the Security Interests in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Agreement and of the Notes secured hereby, according to the intent and purpose herein and therein expressed. The Borrowers shall, and shall cause each of its Subsidiaries to, take, upon request of the Lender or the Collateral Agent, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations contained in this Agreement and the Notes, valid and enforceable, perfected (except as expressly provided herein, therein or in the Intercreditor Agreement) Security Interests in and on all the Collateral, in favor of the Collateral Agent superior to and prior in rights to all third Persons, and subject to no other Liens (except as expressly provided herein, therein or in the Intercreditor Agreement) as follows:

                           (i)      the Borrowers and the Guarantors which are
Domestic Restricted Subsidiaries shall execute and deliver such agreements and documents reasonably requested by the Lender, including the Security Documents, to grant a third priority lien and security interest on all real property owned by the Company and the Guarantors (subject to Section 5.2 hereof);

                           (ii)     each other Domestic Restricted Subsidiary
shall execute and deliver all agreements and documents reasonably requested by the Lender, including the Security Documents, to grant a third priority lien and security interest on all assets owned by such Subsidiary, to secure the indebtedness and other obligations of such Subsidiary owing pursuant to the Loan Documents, unless it is prohibited by applicable law or existing contractual restrictions from doing so or it is reasonably determined by the Lender to be impractical or unreasonably costly; and

                           (iii)    the Borrowers shall take or cause to be
taken all action required to perfect, maintain, preserve and protect the Security Interests in the Collateral granted by the Security Documents to the extent set forth in such Security Document, subject to the Intercreditor Agreement. The Borrowers shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Agreement, the Security Documents, the Intercreditor Agreement and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

                  Notwithstanding anything to the contrary herein, the security interests granted hereunder shall be junior to the security interests in favor of the Agent under the Senior Credit Facility securing the Lender Obligations and the security interests in favor of the Senior Secured Collateral Agent under the Senior Secured Note Indenture, in whole or in part, all as described in the Intercreditor Agreement, shall only be third priority liens and security interests so long as the first and second priority liens and security interests in favor of the Agent under the Senior Credit Agreement securing the Lender Indebtedness and in favor of the Senior Secured Collateral Agent under the Senior Secured Note Indenture securing the Senior Secured Notes have not terminated. Except to the extent provided in the U.K. Deed, the Lender shall not be entitled to any liens or security interests on any assets of any Foreign Subsidiaries.

                  For the avoidance of doubt, the security interests in whole or in part in favor of the Fourth Lien Lender securing the Fourth Lien Notes, all as described in the Intercreditor Agreement, shall be fourth priority liens and junior to the security interests in favor of the Agent under the Senior Credit

Agreement securing the Lender Obligations, the Senior Secured Collateral Agent under the Senior Secured Note Indenture securing the Senior Secured Notes and the Lender and the Collateral Agent securing the Notes.

                              ARTICLE 3 CONDITIONS

                  SECTION 3.1. Conditions to this Agreement. The effectiveness of this Agreement is subject to the satisfaction of all of the following conditions:

                     (a) Loan Documents. Delivery to the Lender of this Agreement, the Company Notes, the MSXI Limited Notes, the Security Documents, the U.K. Deed and any other Loan Documents to be dated the date hereof and duly executed on behalf of the Company, Limited and the Guarantors, as the case may be, in a form and in substance reasonably satisfactory to the Lender.

                     (b)      Representations and Warranties. The
representations and warranties of the Borrowers and their respective Subsidiaries contained in this Agreement and in each of the Loan Documents shall be true and correct as of the Effective Date. On or prior to the Effective Date, the Borrowers and each other party to the Loan Documents shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Loan Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

                     (c) No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Effective Date that would prevent or materially interfere with the consummation of any of the transactions contemplated under this Agreement or any of the transactions contemplated under the Loan Documents; and no stop order suspending the qualification or exemption from qualification of any of the Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Company after reasonable inquiry, be pending or contemplated as of the Effective Date.

                     (d) Proceedings. No action shall have been taken and no applicable law shall have been enacted, adopted or issued that would, as of the Effective Date, prevent the consummation of the transactions contemplated under this Agreement or any of the transactions contemplated under the Loan Documents. No Proceeding shall be pending or, to the knowledge of the Company after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Notes, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

                     (e) Material Adverse Change. Subsequent to the respective dates as of which data and information is given in the Final Offering Circular, there shall not have been any Material Adverse Change.

                     (f) Fees and Expenses. The Lender shall have received payment in full for all expenses (including reasonable attorneys' fees) incurred in connection with the negotiation and execution of this Agreement and the Loan Documents dated the date hereof (including, without limitation any fees payable pursuant to Section 2.4 of this Agreement).

                     (g) Other Agreements. The Restated Senior Credit Agreement, the Senior Secured Note Indenture, the Intercreditor Agreement, the Fourth Lien Loan Agreement, the MSXI Registration Rights Agreement, and the Stockholders Agreement shall each have been duly executed by the parties thereto and shall each be in full force and effect, and each of the foregoing agreements shall be in a form reasonably satisfactory to the Lender.

                     (h) Deliveries to the Lender. The Lender shall have received on the Effective Date:

                           (i)      certificates dated the Effective Date,
signed by (1) a Vice President, or where appropriate, a Director and (2) the principal financial or accounting officer of the Company or where appropriate, a Director on behalf of the Borrowers, to the effect that (a) the representations and warranties set forth in Article 4 hereof are true and correct in all material respects as of the Effective Date, (b) the Borrowers have complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Effective Date, (c) at the Effective Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known to the Borrowers nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect,
(d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that would have a Material Adverse Effect or entered into any transactions not in the ordinary course of business that would have a Material Adverse Effect, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Notes has not been enjoined (temporarily or permanently) by a Government Authority with applicable jurisdiction;

                           (ii)     a certificate, dated the Effective Date,
executed by the Secretary, or where appropriate, a Director of each of the Borrowers and each Subsidiary Guarantor, certifying such matters as the Lender may reasonably request;

                           (iii)    a certificate of solvency, dated the
Effective Date, executed by the principal financial or accounting officer of the Borrowers or where appropriate, a Director of each substantially in the form previously approved and reasonably requested by the Lender;

                           (iv)     the Lender shall have received substantially
contemporaneously with the Effective Date a copy of the receipt of the payoff letter from Bank One, N.A;

                           (v)      the opinions of Dechert LLP, counsel to the
Company, dated the Effective Date,reasonably satisfactory to the Lender;

                           (vi)     the opinion of a local counsel to MSXI
Limited, dated the Effective Date, reasonably satisfactory to the Lender;

                           (vii)    the opinion of local counsel to the Company
in Michigan and Missouri, reasonably satisfactory to the Lender;

                           (viii)   appropriately completed copies of Uniform
Commercial Code financing statements naming the Company and each Subsidiary Guarantor as a debtor and the Lender as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Lender and its counsel, desirable to perfect the security interests of the Lender pursuant to the Security Agreements;

                           (ix)     appropriately completed copies of Uniform
Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person, in any collateral described in any Security Agreements previously granted by any Person;

                           (x)      certified copies of Uniform Commercial Code
Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Lender, dated a date reasonably near to the Effective Date, listing all effective financing statements which name the Company or any Subsidiary Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Security Documents, other than such financing statements that evidence Permitted Liens);

                           (xi)     such other approvals, opinions, or documents
as the Lender may reasonably request in form and substance reasonably satisfactory to the Lender;

                           (xii)    the Collateral Agent and its counsel shall
be satisfied that (1) the Lien granted to the Collateral Agent, for the benefit of the Lender in the collateral described above is of the priority described in the Intercreditor Agreement; and (2) no Lien exists on any of the collateral described above other than the Lien created in favor of: the Agent, for the benefit of the Senior Lenders, Senior Secured Collateral Agent, for the benefit of the holders of the Senior Secured Notes, the Collateral Agent, for the benefit of the Lender, and Court Square, in each case subject to the Permitted Liens; and

                           (xiii)   All Uniform Commercial Code financing
statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (h)(ix) and (x) above (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent and the Lender (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Collateral Agent and its counsel (1) the Filing Agent's receipt of all Filing Statements, (2) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Effective Date and (3) that the Filing Agent will notify the Lender and its counsel of the results of such submissions within 30 days following the Effective Date.

                    ARTICLE 4 REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to enter into this Agreement and to make the Loan, each of the Borrowers, on behalf of itself and its Subsidiaries, represents and warrants to the Lender that, as of the date hereof and as of the Effective Date:

                  SECTION 4.1. Corporate Existence and Power. Each of the Borrowers and the Guarantors is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or organization, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for those jurisdictions where the failure to so qualify or be in good standing could not reasonably be expected to result in any Material Adverse Effect. Each of the Borrower and the Guarantors has all requisite corporate power to own or lease the properties used in its business and to carry on its business substantially as now being conducted and as proposed to be conducted, and to execute and deliver the

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

Loan Documents to which it is a party and to engage in the transactions contemplated by the Loan Documents.

                  SECTION 4.2. Corporate Authority. The execution, delivery and performance by each of the Borrowers and the Guarantors of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of any Borrower's or any Guarantor's charter or by-laws or comparable organizational documents, or of any material contract or undertaking to which any Borrower or any Guarantor is a party or by which any Borrower or any Guarantor or their respective material property may be bound or affected or result in the imposition of any Lien except for Permitted Liens.

                  SECTION 4.3. Binding Effect. The Loan Documents to which the any Borrower or any Guarantor is a party are the legal, valid and binding obligations of the Borrowers and the Guarantors, respectively, enforceable against the Borrowers and Guarantors in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and by general principles of equity.

                  SECTION 4.4. Subsidiaries. Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule 4.4 attached hereto. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all Liens, other than Permitted Liens and those Liens imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions. Except as disclosed in the Final Offering Circular, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its Subsidiaries (other than those options granted to Robert Netolicka in June
2003), (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses
(A) through (C), shares of capital stock of or other ownership or equity interests in any of the Subsidiaries.

                  SECTION 4.5. Proceedings. Except as disclosed in the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Borrowers, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Loan Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, have a Material Adverse Effect. The Borrowers are not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.6. Financial Condition. The audited consolidated financial statements and related notes of the Company contained in the Final Offering Circular (the "Financial Statements") present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and comply as to form with the requirements of Regulation S-X of the Act. The financial data set forth under "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" included in the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular,
(i) neither the Company nor any of its Subsidiaries has (x) incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or (y) has entered into any transactions not in the ordinary course of business which are material with respect to the Company and its Subsidiaries considered as one enterprise, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the business, prospects, results of operations, or financial condition of the Company and its Subsidiaries in the aggregate (each of clauses (i), (ii) and (iii), a "Material Adverse Change").

                  SECTION 4.7. Consents, Etc. No consent, approval, authorization or order of any Governmental Authority, or third party is required in connection with the execution, delivery and performance of any Loan Document or the consummation by the Borrowers of the transactions contemplated hereby, except such as have been obtained.

                  SECTION 4.8. Payment of Taxes; Tax Returns. Except as set forth on Schedule 4.8 attached hereto, all Tax returns required to be filed (taking into account all applicable extensions) by the Company and each of its Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Company and its respective Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP consistently applied. To the knowledge of the Company, after reasonable inquiry, there are no proposed Tax assessments against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its respective Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                  SECTION 4.9. Title to Properties; Applicable Agreements; Real Property. Each of the Company and its respective Subsidiaries has good and marketable title to all personal property owned by it and good and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the date hereof, will be free and clear of all Liens (other than Permitted Liens). All Applicable Agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Borrowers nor any Domestic Restricted Subsidiary owns any Real Property with a fair market value of greater than $1.0 million.

                  SECTION 4.10. Employee Benefit Plans; ERISA. Each of the Company, its Subsidiaries, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to each "pension plan" (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, its Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code. Neither the Company, its Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. "ERISA Affiliate" means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

                  SECTION 4.11. Disclosure. The Preliminary Offering Circular as of its date did not, and the Final Offering Circular as of its date did not, and as of the date hereof does not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Borrowers make no representation or warranty as to the information furnished in writing to the Borrowers Jefferies & Company, Inc. specifically for use therein.

                  SECTION 4.12. Environmental and Safety Matters. Each of the Company and its Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

                  SECTION 4.13. No Default. Neither the Company nor any Subsidiary is in breach of or default under any Applicable Agreements, other than as disclosed in the Final Offering Circular and except for breaches and defaults that could not result in a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, (a) would constitute a breach of or default under any Applicable Agreement or (b) result in the imposition of any penalty or the acceleration of any indebtedness, that in (a) or (b) above could result in a Material Adverse Effect. Immediately after consummation of the transactions contemplated by Fourth Lien Loan Agreement, this Agreement, the Loan Documents, the Senior Secured Debt Documents, and the Senior Debt Documents, no Default or Event of Default will exist.

                  SECTION 4.14. Intellectual Property. Each of the Company and its Subsidiaries owns, or is licensed under, and has the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary for the conduct of its businesses and, as of the date hereof, are free and clear of all Liens, other than Permitted Liens. To the Company's knowledge, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of its Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect).

To the Company's knowledge, the use of such Intellectual Property by the Company or any of its Subsidiaries will not infringe on the Intellectual Property rights of any other person.

                  SECTION 4.15. Labor Matters. (i) Other than the collective bargaining agreements listed in Schedule 4.15 attached hereto, neither the Company nor any of the Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Guarantors, and, to the knowledge of the Company, no union organizing activities are taking place that could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company's knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Guarantors that, could, individually or in the aggregate, have a Material Adverse Effect; (iv) no labor strike, work stoppage, slowdown, or other labor dispute is pending against the Company or the Guarantors, or, to the knowledge of the Company, threatened against the Company or the Guarantors that, could, individually or in the aggregate, have a Material Adverse Effect; (iv) there is no worker's compensation liability, experience or matter that, could, individually or in the aggregate, have a Material Adverse Effect; (v) to the knowledge of the Company, there is no threatened or pending liability against the Company or the Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN") or any similar state or local law that, could, individually or in the aggregate, have a Material Adverse Effect;
(vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or the Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company, no employee or agent of the Company or the Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement other than such term or condition that, could not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 4.16. Solvency. On the Effective Date, the Borrowers will be solvent. As used in this paragraph, "solvent" means, with respect to a particular date, that on such date the present fair market value (present fair saleable value) of the assets of each of the Borrowers is not less than the total amount required to pay the probable liabilities of the Borrowers on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, the Borrowers are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, assuming on the Effective Date the sale of the Senior Secured Notes, the Notes and the Fourth Lien Notes, the Borrowers are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature, and the Borrowers are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Borrowers are engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  SECTION 4.17. Not an Investment Company. Neither of the Borrowers is nor, after giving effect to the offering and sale of the Senior Secured Notes and the application of the proceeds thereof as described in the Final Offering Circular, will be an "investment company" as defined in the Investment Company Act of 1940.

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

                  SECTION 4.18. Insurance. Each of the Company and each of its respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its respective Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

                         ARTICLE 5 AFFIRMATIVE COVENANTS

                  SECTION 5.1. SEC Reports. Until such time as the Company shall become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Lender (upon request) with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections. Thereafter, notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Lender (upon request) such annual reports and such information, documents and other reports as are specified in such Sections and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be required to file any report, document or other information with the SEC if the SEC does not permit such filing. The Company shall simultaneously deliver to the Lender any notice or other documentation delivered to the Agent or the Senior Lenders pursuant to the Senior Credit Facility.

                  SECTION 5.2. Real Estate Mortgages and Filings. With respect to any real property other than a leasehold (individually and collectively, the "Premises") acquired by the Company or any Domestic Restricted Subsidiary after the date hereof with a fair market value of greater than $1.0 million on the date of acquisition, if requested by the Lender:

                     (a) the Company shall deliver to the Lender, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the date of acquisition of such property, duly executed by the Company or the applicable Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

                     (b) the Lender shall have received mortgagee's title insurance policies in favor of the Lender in amounts and in form and substance and issued by insurers reasonably acceptable to the Lender, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as necessary and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                     (c) the Company shall deliver to the Lender, with respect to each of the covered Premises, filings, surveys, local counsel opinions and fixture filings, along with such other documents, instruments, certificates and agreements as the Lender and its counsel shall reasonably request.

                  SECTION 5.3. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if:

                     (a) the Subsidiary to be so designated (the "Designee") does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary (other than a direct or indirect Subsidiary of the Designee, provided, however, that any such direct or indirect Subsidiary of the Designee shall otherwise comply with clauses (a) through (f) of this Section 5.3);

                     (b) the Subsidiary to be so designated is not obligated under any Indebtedness, Lien or other obligation that, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or of any Subsidiary (other than the Designee or a Subsidiary of the Designee that is an Unrestricted Subsidiary);


                     (c) the Company certifies that such designation complies with Section 6.4 (Limitation on Restricted Payments);

                     (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly all or substantially all of the business of the Company and its Subsidiaries;

                     (e) such Subsidiary does not directly or indirectly, own any Indebtedness of or Capital Stock in, and has no Investments in, the Company or any Restricted Subsidiary; and

                     (f) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Capital Stock or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. For purposes of making any such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (a)(iii) of Section 6.4 (Limitation on Restricted Payments). Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any such designation or redesignation by the Board of Directors will be evidenced to the Lender by delivering to the Lender a board resolution giving effect to such designation or redesignation and an Officers' Certificate (a) certifying that such designation or redesignation complies with the foregoing provisions and (b) giving the effective date of such designation or redesignation, such delivery to the Lender to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year). Unless designated as an Unrestricted Subsidiary as herein provided, each Subsidiary of the Company shall be a Restricted Subsidiary. Except as provided herein, no Restricted Subsidiary shall be redesignated as an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, if immediately after giving pro forma effect to such designation (a) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 6.1 (Limitation on Incurrence of Indebtedness) and (b) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

                  SECTION 5.4. Compliance Certificate. Each Borrower shall deliver to the Lender within 120 days after the end of each fiscal year of the Borrowers a certificate, one of the signers of which shall be the principal executive, financial or accounting officer of the Company, stating that to the best of such Officer's actual knowledge, no breach of covenant or other obligations or any Default occurred during such year, if the signers know of any breach of covenant or other obligation or any Default that occurred during such period, and if the Company shall not be in compliance with all conditions and covenants under this Agreement, specifying such noncompliance and the nature and status thereof.

                  SECTION 5.5. Further Instruments and Acts. Upon request of the Lender, each Borrower will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

                  SECTION 5.6. Payment of Taxes and Other Claims. The Borrowers shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon their or their Subsidiaries' income, profits or property; provided, however, that neither the Borrowers nor any of their Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.

                  SECTION 5.7. Corporate Existence. Subject to Sections 6.3 and 6.9, each Borrower shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of such Borrower and each of its Restricted Subsidiaries; provided, however, that neither the Borrowers nor any of their Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrowers and the Subsidiaries, taken as a whole.

                  SECTION 5.8. Additional Subsidiary Guarantees. If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Domestic Subsidiary that is not a Subsidiary Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Domestic Subsidiary that is not a Subsidiary Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, then such transferee or acquired or other Subsidiary shall:

                     (a) execute and deliver to the Lender a Supplement to this Agreement, substantially in the form of Exhibit E hereto (a "Supplement Agreement") pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and this Agreement on the terms set forth in this Agreement;

                     (b) execute and deliver to the Collateral Agent such amendments to the Security Documents as the Collateral Agent reasonably determines to be necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Lender, a perfected third priority security interest (subject to Liens securing the Senior Credit Facility and the Senior Secured Notes) in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to Permitted Liens, which are owned by the Company or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Security Agreement, and
(b) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with (i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

                     (c) cause such new Domestic Restricted Subsidiary to take such other actions necessary to grant to the Collateral Agent for the benefit of the Lender a perfected third priority security interest (subject to Liens securing the Senior Credit Facility and the Senior Secured Notes) in the personal property of such new Domestic Restricted Subsidiary to the extent required pursuant to the terms of the Security Documents and the Intercreditor Agreement, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law;

                     (d) take such further action and execute and deliver such other documents specified in this Agreement to effectuate the foregoing; and

                     (e) deliver to the Lender and the Collateral Agent an opinion of counsel that such Supplement Agreement and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of or consisting of the Capital Stock of such Domestic Restricted Subsidiary as provided for in this Agreement.

                  Thereafter, such Domestic Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of this Agreement.

                  SECTION 5.9. Change of Control.(a) Upon the occurrence of a Change of Control of the Company, the Lender shall have the right to require that the Company repurchase all or a portion of the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Tax Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the provisions of this Section 5.9. Any such repurchase of the Notes shall include both Company Notes and MSXI Limited Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSXI Limited has occurred.

                     (b) Upon the occurrence of the Change of Control of MSXI Limited, MSXI Limited may, at its option at any time, prepay the MSXI Limited Notes in whole, and not in part, at the

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optional prepayment prices specified (i) in Section 2.3(a)(i) for prepayments prior to August 1, 2005 and (ii) the first paragraph of Section 2.3(a)(ii) for prepayments on or after August 1, 2005. If MSXI Limited has not delivered a notice of repayment within 30 days following a Change of Control of MSXI Limited, each Holder of a MSXI Limited Note shall have the right to require that MSXI Limited repurchase all or a portion of such Holder's MSXI Limited Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Tax Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the next paragraph; provided that at any time prior to the consummation of the offer to purchase required by MSXI Limited in accordance with the next paragraph, MSXI Limited may deliver an optional repayment notice to prepay all of the MSXI Limited Notes in lieu of completing such offer to purchase.

                     (c) Within 30 days following any Change of Control of the Company, the Company shall, and within 30 days following any Change of Control of MSXI Limited, MSXI Limited shall, mail a notice to each Holder with a copy to the Lender stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company or MSXI Limited, as applicable, to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount outstanding at the repurchase date, plus accrued and unpaid interest and Additional Tax Amounts, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and relevant financial information regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Borrowers, consistent with this Section 5.9, that a Holder must follow in order to have its Notes repurchased.

                  Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Company receives not later than one Business Day prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder as to which such notice of withdrawal is being submitted and a statement that such Holder is withdrawing his election to have such Note purchased.

                  On the purchase date, all Notes purchased by the Company under this Section 5.9 shall be delivered to the Company for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                     (d) The Borrowers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to Section 5.9. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 5.9, the Borrowers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.9 by virtue thereof.

                  SECTION 5.10. Excess Cash Flow Offer. Within 90 days after the end of each fiscal year (beginning with the fiscal year ending January 2, 2005), the Borrowers will make an offer to the Lender to purchase the maximum principal amount of Notes that may be purchased with 50% of Excess Cash Flow for such fiscal year (the "Excess Cash Flow Offer Amount"), at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to the date of such purchase. Each Excess Cash Flow offer shall remain open for a period

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

of 20 Business Days, unless a longer period is required by law. If the aggregate amount of Notes tendered pursuant to any Excess Cash Flow offer is less than the Excess Cash Flow Offer Amount, the Borrowers may, subject to the other provisions of this Agreement, use any such Excess Cash Flow for general corporate purposes. Upon receiving notice of the Excess Cash Flow offer, the Lender may elect to tender its Notes, in whole or in part, in integral multiples of $1,000 principal amount in exchange for Cash. Any such repurchase of the Notes shall include both Company Notes and MSXI Limited Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSXI Limited has occurred.

                  Within 20 Business Days prior to the required purchase date, the Company shall mail an offer to the Lender, which offer will govern the terms of the Excess Cash Flow offer and will state, among other things (1) the purchase price; (2) the purchase date, (3) that the Borrowers are making an Excess Cash Flow offer; (4) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                  The Borrowers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Notes pursuant to this
Section 5.10. To the extent that the provisions of any securities laws or regulations conflict with the provisions this Section 5.10, the Borrowers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 5.10 by virtue thereof.

                  Notwithstanding anything in this Section 5.10, the repurchase of the Notes by the Borrowers under this Section 5.10 shall not be required if it would breach any covenant under the Senior Credit Facility or the Senior Secured Note Indenture and shall be limited to amounts as provided under the Senior Credit Facility and the Senior Secured Note Indenture, respectively, in each case to the extent the Senior Credit Facility and the Senior Secured Note Indenture is still in effect, as the case may be.

                          ARTICLE 6 NEGATIVE COVENANTS

                  SECTION 6.1.      Limitation on Incurrence of Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Guarantors may Incur Indebtedness if, immediately after giving effect to such Incurrence, the Consolidated Coverage Ratio exceeds 2.25 to 1.

                  (b) Notwithstanding Section 6.1(a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred pursuant to the Senior Credit Facility and Guarantees of Indebtedness Incurred pursuant to the Senior Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the sum of (i) the greater of (x) $40.0 million less the amount of Net Available Cash from Asset Dispositions used to permanently reduce indebtedness under the Senior Credit Facility and (y) 20% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, determined in accordance with GAAP and 20% of the net book value of the inventory of the Company and its Restricted Subsidiaries, determined in accordance with GAAP,
(ii) Cash Management Obligations owing to the

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

Agent, the Senior Lenders or their respective Affiliates, and (iii) the amount by which the U.S. dollar equivalent of the principal amount of the loans and letters of credit under the Senior Credit Facility exceeds the amount allowed under the forgoing clauses (i) and (ii) as a result of currency fluctuations;

                  (2) Indebtedness represented by (i) the Senior Secured Notes issued in the Offering (and the Exchange Notes), and (ii) Indebtedness represented by any Senior Secured Note Guarantees;

                  (3) Indebtedness pursuant to agreements as in effect on the Effective Date (other than Indebtedness described in clause (1) or (2) of this Section 6.1(b)), including without limitation the Fourth Lien Notes;

                  (4) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary or Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or a Wholly-Owned Subsidiary; provided, however, that (i) any such Indebtedness of the Company or any Guarantor shall be unsecured and subordinated to the Notes and (ii) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 6.1(a) or pursuant to clause (2), (3) or this clause (5) of Section 6.1(b);

                  (6) Indebtedness in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds entered into by the Company or a Restricted Subsidiary in the ordinary course of business (in each case other than an obligation for borrowed money);

                  (7) Hedging Obligations consisting of Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation; provided, however, that, in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (8) Purchase Money Indebtedness and Capital Lease Obligations Incurred to finance the acquisition or improvement by the Company or a Restricted Subsidiary of any assets in the ordinary course of business and which do not exceed $3.0 million in the aggregate at any time outstanding;

                  (9) Indebtedness Incurred in respect of letters of credit in an aggregate principal amount not to exceed $5 million, plus the amount by which the U.S. dollar equivalent of the principal amount of such letters of credit exceeds $5 million as a result of currency fluctuations;

                  (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of Incurrence;

                  (11) Indebtedness Incurred after the Effective Date representing interest paid-in-kind;

                  (12) Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

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

                  (13) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (12) above or Section 6.1(a)), does not exceed $10.0 million; or

                  (14) Indebtedness incurred pursuant to this Agreement and represented by the Notes, and (ii) Indebtedness represented by the Guarantees entered into pursuant to this Agreement.

                  (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 6.1(b), the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in Section 6.1(b) and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described in
Section 6.1(b).

                  SECTION 6.2. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Effective Date or thereafter acquired.

                  SECTION 6.3.      Limitation on Sales of Assets and Subsidiary
Stock.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Disposition unless:

                  (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition, and

                  (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, provided, however, that this clause (ii) shall not apply if the Company or a Restricted Subsidiary is disposing of assets in exchange for Additional Assets.

                  For the purposes of this covenant, the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition is deemed to be cash.

                  With respect to any Asset Disposition occurring on or after the Effective Date from which the Company or any Restricted Subsidiary receives Net Available Cash, the Company or such Restricted Subsidiary shall:

                  (i) within 365 days after the date such Net Available Cash is received and to the extent the Company or such Restricted Subsidiary elects to:

                           (A)      apply an amount equal to such Net Available
Cash to prepay, repay, purchase or legally defease Applicable Indebtedness of the Company or such Restricted Subsidiary, in each case owing to a Person other than the Company or any Affiliate of the Company, or

                           (B)      invest an equal amount, or the amount not so
applied pursuant to clause (A), in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary Guarantor with Net Available Cash received by the Company or another Subsidiary Guarantor); and

                  (ii) apply such excess Net Available Cash (to the extent not applied pursuant to clause (i)) as provided in the following paragraphs of this Section 6.3; provided, however, that in connection with any prepayment, repayment or purchase of Applicable Indebtedness pursuant to clause (A) above (other than the repayment of Applicable Indebtedness Incurred under the Senior Credit Facility to fund the purchase of an asset which is sold by the Company within 180 days of its purchase pursuant to a Sale/Leaseback Transaction), the Company or such Restricted Subsidiary shall retire such Applicable Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

                  The amount of Net Available Cash required to be applied pursuant to clause (ii) above and not theretofore so applied shall constitute "Excess Proceeds." Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments. Notwithstanding the foregoing, the Company may use Excess Proceeds to acquire Notes through open market or privately negotiated purchases, and Excess Proceeds at any time will be reduced by the principal amount of Notes acquired (and surrendered to the Trustee for cancellation) by the Company and its Restricted Subsidiaries through open market or privately negotiated purchases on or after the date of the applicable Asset Disposition.

                  If at any time the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer (as defined below) totals at least $3 million, the Company shall, not later than 30 days after the end of the period during which the Company is required to apply such Excess Proceeds pursuant to clause (i) of the immediately preceding paragraph of this Section 6.3(a) (or, if the Company so elects, at any time within such period), make an offer (an "Excess Proceeds Offer") to purchase from the Holders of Notes and the Applicable Pari Passu Indebtedness (determined on a pro rata basis according to the accreted value or aggregate principal amount, as the case may be, of the Notes and the Applicable Pari Passu Indebtedness) in an amount equal to the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus, in each case, accrued and unpaid interest (and Additional Tax Amounts, if any), to the date of purchase (the "Excess Proceeds Payment"). Upon completion of an Excess Proceeds Offer the amount of Excess Proceeds remaining after application pursuant to such Excess Proceeds Offer, (including payment of the purchase price for Notes duly tendered) may be used by the Company for any corporate purpose (to the extent not otherwise prohibited by this Agreement).

                  (b) Any repurchase of Notes pursuant to an Excess Proceeds Offer shall include both Company Notes and MSXI Limited Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such repurchase, unless a Change of Control of MSXI Limited has occurred.

                  (c) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations thereunder in the event that such Excess Proceeds are received by the Company under the covenant described hereunder and the Company is required to repurchase Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 6.3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 6.3 by virtue thereof

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

                  (d) This Section 6.3 and any Excess Proceeds Offer hereunder shall be subject to the terms and the restrictions of the Intercreditor Agreement.

                  SECTION 6.4.      Limitation on Restricted Payments.

                     (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                              (i)   a Default or an Event of Default shall
have occurred and be continuing (or would result therefrom);

                              (ii)  the Company is not able to Incur an
additional $1.00 of Indebtedness pursuant to Section 6.1(a); or

                              (iii) the aggregate amount of such Restricted
Payment together with all other Restricted Payments (the amount of any payments made in property other than cash to be valued at the fair market value of such property, as determined in good faith by the Board of Directors of the Company) declared or made since the Effective Date would exceed the sum of:

                                    (A)      50% of the Consolidated Net Income
accrued during the period (treated as one accounting period) from the Effective Date to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements of the Company are available (or, in case such Consolidated Net Income accrued during such period (treated as one accounting period) shall be a deficit, minus 100% of such deficit);

                                    (B)      the aggregate Net Cash Proceeds
received subsequent to the Effective Date by the Company from the issuance or sale of (i) its Capital Stock (other than Disqualified Stock or the issuance or sale of Capital Stock to a Subsidiary of the Company) or (ii) the Capital Stock of a Restricted Subsidiary pursuant to a Qualified TIPS Transaction (other than any issuance or sale to a Subsidiary of the Company);

                                    (C)      the amount by which Indebtedness of
the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Effective Date, of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

                                    (D)      an amount equal to the sum of the
net reduction in Investments resulting from repayments of loans or advances or other transfers of assets subsequent to the Effective Date, in each case to the Company or any Restricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

                     (b) The provisions of Section 6.4(a) shall not prohibit:

                           (i)      any purchase or redemption of Capital Stock,
Subordinated Obligations, the Fourth Lien Notes of the Company or any Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than

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

Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however,

                                    (A)      such purchase or redemption shall
be excluded from the calculation of the amount of Restricted Payments; and

                                    (B)      the Net Cash Proceeds from such
sale shall be excluded from the calculation of amounts under clause (iii)(B) of
Section 6.4(a) above;

                           (ii)     any purchase or redemption of (A)
Subordinated Obligations of the Company made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company which is permitted to be Incurred pursuant to Section 6.1(b) and (c) or (B) Subordinated Obligations of a Restricted Subsidiary made in exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Restricted Subsidiary or the Company which is permitted to be Incurred pursuant to Section 6.1(b) and (c); provided, however, that such purchase or redemption shall be excluded from the calculation of the amount of Restricted Payments;

                           (iii)    any purchase, repurchase, redemption,
defeasance or other acquisition or retirement for value of the Fourth Lien Notes made in exchange for, or out of the proceeds of the substantially concurrent sale of Indebtedness constituting Refinancing Indebtedness which is permitted to be Incurred pursuant to Section 6.1(b)(5); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded from the calculation of the amount of Restricted Payments;

                           (iv)     dividends paid within 60 days after the date
of declaration thereof if at such date of declaration such dividend would have complied with this Section 6.4; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                           (v)      any purchase or redemption or other
retirement for value of Capital Stock of the Company required pursuant to any shareholders agreement, management agreement or employee stock option agreement in accordance with the provisions of any such arrangement in an amount not to exceed $1.5 million in the aggregate; provided, however, that at the time of such purchase or redemption, no other Default shall have occurred and be continuing (or would result therefrom); provided, further, however, that such purchase or redemption shall be included in the amount of Restricted Payments;

                           (vi)     Guarantees by the Company or any Restricted
Subsidiary of Indebtedness Incurred by the Company or a Restricted Subsidiary, provided, however, that at the time such Guarantee is Incurred it would be permitted under the covenant described under Section 6.1; provided, further, however, that such Guarantee shall be excluded from the amount of Restricted Payments;

                           (vii)    any purchase or redemption of Senior
Subordinated Notes; provided, however, that the aggregate purchase price of all such purchases and redemptions shall not exceed $10.0 million; or

                           (viii)   if no Default or Event of Default will have
occurred and be continuing, Restricted Payments (in addition to those permitted by clauses (i) through (vii) above) in an aggregate amount not to exceed $5.0 million subsequent to the Effective Date.

                  SECTION 6.5.      Limitation on Affiliate Transactions.

                           (a)      The Company shall not, and shall not permit
any Restricted Subsidiary to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

                  (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

                  (2) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $1.0 million (i) are set forth in writing and (ii) comply with clause (1) of this Section 6.5(a);

                  (3) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $2.5 million in any one year, (i) are set forth in writing, (ii) comply with clause (2) of this Section 6.5(a) and (iii) have been approved by a majority of the disinterested members of the Board of Directors of the Company, and

                  (4) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $10.0 million in any one year, (i) comply with clause (3) of this Section 6.5(a) and (ii) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                           (b)      Section 6.5(a) shall not prohibit:

                                    (i)      any Restricted Payment permitted to
be paid pursuant to Section 6.4;

                                    (ii)     any issuance of securities, or
other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans in the ordinary course of business and approved by the Board of Directors of the Company;

                                    (iii)    the grant of stock options or
similar rights to employees and directors of the Company in the ordinary course of business and pursuant to plans approved by the Board of Directors of the Company;

                                    (iv)     loans or advances to employees of
the Company or its Subsidiaries, provided, however, the aggregate amount of such loans or advances made after the Effective Date and outstanding at any one time shall not exceed $1.5 million;

                                    (v)      fees, compensation or employee
benefit arrangements paid to and indemnity provided for the benefit of directors, officers or employees of the Company or any Subsidiary in the ordinary course of business;

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

                                    (vi)     any Affiliate Transaction between
the Company and a Restricted Subsidiary or between Restricted Subsidiaries in the ordinary course of business (so long as the other stockholders of any participating Restricted Subsidiaries which are not Wholly Owned Subsidiaries are not themselves Affiliates of the Company), or

                                    (vii)    Existing Affiliate Agreements,
including amendments thereto or replacements thereof entered into after the Effective Date, provided, however, that the terms of any such amendment or replacement are at least as favorable to the Company as those that could be obtained at the time of such amendment or replacement in arm's-length dealings with a Person which is not an Affiliate.

                  If the Company or any Restricted Subsidiary has complied with all of the provisions of the foregoing paragraph (a) of this Section 6.5 other than clause (4)(ii) thereof, such paragraph shall not prohibit the Company or any Restricted Subsidiary from entering into Affiliate Transactions pursuant to which the Company or any Restricted Subsidiary renders services in the ordinary course of business to CVC or to Affiliates of CVC or to the Lender or to Affiliates of the Lender.

                  SECTION 6.6. Impairment of Security Interests. Subject to the Intercreditor Agreement, neither the Company nor any Guarantor will take or omit to take any action which would adversely affect or impair the Liens in favor of the Lender with respect to the Collateral. Neither the Company nor any of its Restricted Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Lender), any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Agreement, the Intercreditor Agreement and the Loan Documents. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments to more fully or accurately describe the property intended to be Collateral, or the obligations intended to be secured by the Security Documents. The Company shall, and shall cause each Restricted Subsidiary to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents at such times and at such places as necessary.

                  SECTION 6.7. Limitations on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary: (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except:

                  (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Effective Date;

                  (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary which was entered into on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

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

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 6.7 (or effecting a Refinancing of such Refinancing Indebtedness pursuant to this clause (iii)) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 6.7 or this clause
         (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                  (iv) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (v) in the case of Section 6.7(c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (vi) any restriction with respect to (x) a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary or (y) an asset of a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of such asset, in each case pending the closing of such sale or disposition;

                  (vii)    any restriction imposed by applicable law; and

                  (viii) any encumbrance or restriction with respect to a Foreign Restricted Subsidiary which is contained in agreements evidencing Indebtedness permitted under Section 6.1 hereof and which encumbrance or restriction is customary in agreements of such type.

                  SECTION 6.8. Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not (i) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary (other than pledges of Capital Stock securing the Senior Credit Facility, the Senior Secured Notes, the Fourth Lien Notes or the Notes) or (ii) permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock other than (A) to the Company or a Restricted Subsidiary, (B) directors' qualifying shares and shares owned by foreign shareholders, to the extent required by applicable local laws in foreign countries, (C) pursuant to a Qualified TIPS Transaction, (D) the disposition of shares of a Foreign Restricted Subsidiary that is the subject of a Permitted Foreign Transaction or (E) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Subsidiary. The proceeds of any sale of such Capital Stock permitted hereby (other than any Capital Stock received by the Company and its Restricted Subsidiaries in connection with a Permitted Foreign Transaction) will be treated as Net Available Cash from an Asset Disposition and must be applied in accordance with Section 6.3.

                  SECTION 6.9. Merger and Consolidation. The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, (a) by an instrument executed and delivered to the Lender, in form satisfactory to the Lender, all the obligations of the Company under the Notes and this Agreement and (b) by an instrument (in form and substance satisfactory to the Lender), executed and delivered to the Lender, all obligations of the Company under the Security Documents, and shall cause such amendments, supplements or other instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the surviving entity, together with such financing statements as may be required to perfect any security interest in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

                  (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) except in the case of a merger the sole purpose of which is to change the Company's jurisdiction of incorporation, immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 6.1(a) (Limitation on Incurrence of Indebtedness);

                  (iv) immediately after giving effect to such transaction on a pro forma basis, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (v) the Company shall have delivered to the Lender an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such instruments delivered to the Lender in connection therewith comply with this Agreement.

                  Notwithstanding the foregoing clauses (ii), (iii) and (iv) of this Section 6.9, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                  The Company shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than the Company or a Wholly-Owned Subsidiary), unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not such Subsidiary) shall expressly assume (a) by an instrument (in form and substance satisfactory to the Lender), executed and delivered to the Lender, all of the obligations of the Guarantor under the Guaranty and (b) by instrument (in form and substance satisfactory to the Lender) executed and delivered to the Lender, all obligations of the Guarantor under the Security Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created thereunder on the Collateral owned by or transferred to the surviving entity; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Lender an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such Guaranty agreement comply with this Agreement. The provisions of clauses
(i) and (iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of
Section 6.3 (Limitation on Sales of Assets and Subsidiary Stock) hereof.

                  The Company shall not permit MSXI Limited to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person (other than the Company or a Wholly-Owned Subsidiary), unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a company incorporated under the laws of England and Wales and the Successor Company (if not such Subsidiary) shall expressly assume (a) by an instrument (in form and substance satisfactory to the Lender), executed and delivered to the Lender, all of the obligations of MSXI Limited under the MSXI Limited Notes and this Agreement and (b) by instrument (in form and substance satisfactory to the Lender) executed and delivered to the Lender, all obligations of MSXI Limited under the Security Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created thereunder on the Collateral owned by or transferred to the surviving entity; (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been Incurred by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Lender an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such instrument comply with this Agreement. The provisions of clauses (i) and
(iii) above shall not apply to any transactions which constitute an Asset Disposition if the Company has complied with the applicable provisions of
Section 6.3 (Limitation on Sales of Assets and Subsidiary Stock) hereof.

                  SECTION 6.10.     Waiver of Stay, Extension and Usury
Laws. Each Borrower covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrowers from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) each Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lender or the Collateral Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 6.11. Limitation on Capital Expenditures. The aggregate amount of Capital Expenditures made by the Company and its Restricted Subsidiaries in any fiscal year shall not exceed (x) $15.0 million and (y) up to $5 million of amounts available for Capital Expenditures and not used by the Company and its Restricted Subsidiaries in the immediately preceding fiscal year.

                  SECTION 6.12. Limitation on Duties in Respect of Collateral; Indemnification.

                           (a)      Beyond the exercise of reasonable care in
the custody thereof, the Lender and the Collateral Agent shall have no duty as to any Collateral in their possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Lender and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Lender and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Lender and the Collateral Agent in good faith.

                           (b)      The Lender and the Collateral Agent shall
not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Lender and the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Lender and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement, the Security Agreement, the U.K. Deed or the Intercreditor Agreement.

                  SECTION 6.13. Limitation on Transfer of Accounts Receivable. MSXI Limited shall not be permitted to transfer its Charged Assets to any Subsidiaries that are not Subsidiary Guarantors.

                         ARTICLE 7 DEFAULTS AND REMEDIES

                  SECTION 7.1. Events of Default. An an "Event of Default" occurs if:

                  (i) the Borrowers default in the payment of interest on the Loans, any Notes or any other amount under this Agreement when the same becomes due and payable, and such default continues for a period of 30 days;

                  (ii) the Borrowers default in the payment of the principal of any Loans when the same becomes due and payable at its Stated Maturity, by notice of prepayment, upon required repurchase, upon declaration or otherwise;

                  (iii) the Borrowers fails to comply for 60 days after the notice specified below with any of their respective obligations under
         Section 6.1 (Limitation on Incurrence of Indebtedness), Section 6.4 (Limitation on Restricted Payments), Section 6.3 (Limitation on Sales of Assets and Subsidiary Stock) and Section 6.9 (Merger and Consolidation);

                  (iv) the Borrowers fail to comply with any of their other agreements contained in this Agreement or in the other Loan Documents and such failure continues for 60 days after the notice specified below;

                  (v) any Loan Document at any time for any reason ceases to be in full force and effect (except as provided by the terms of this Agreement and the other Loan Documents), or shall cease to be effective in all material respects to give the Lender the Liens with the priority purported to be created thereby subject to no other Liens except as expressly permitted by the applicable Loan Document;

                  (vi) the Company or any of its Subsidiaries, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Loan Document;

                  (vii) the Borrowers or any Restricted Subsidiary of the Company fails to pay any Indebtedness within any applicable grace period after final maturity or acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5.0 million;

                  (viii) the Company, MSXI Limited or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of creditors; or

                           (E) takes any comparable action under any foreign laws relating to insolvency;

                  (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)      is for relief against the Company, MSXI
Limited or any Significant Subsidiary of the Company in an Involuntary Case

                           (B)      appoints a Custodian of the Company, MSXI
Limited or any Significant Subsidiary of the Company or for any substantial part of the property of the Company or a Significant Subsidiary; or

                           (C)      orders the winding up or liquidation of the
Company, MSXI Limited or any Significant Subsidiary;

                           (or any similar relief is granted under any foreign
laws) and the order or decree remains unstayed and in effect for 60 days.

                  (x) the rendering of any judgment or decree for the payment of money in excess of $5 million against the Company, MSXI Limited or any Restricted Subsidiary, if such judgment or decree remains unpaid and outstanding following such judgment and is not discharged, waived or stayed within 60 days after entry of such judgment or decree, or

                  (xi) a Note Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee) or a Guarantor denies or disaffirms its obligations under its Note Guarantee and such default continues for 10 days.

         The foregoing will constitute Events of Default whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (iii) or (iv) of this Section 7.1 is not an Event of Default until the Lender notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Borrowers shall deliver to the Lender, within 15 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (vii) of this Section 7.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iii), (iv) or (x) of this Section 7.1, its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 7.2. Acceleration. If an Event of Default occurs and is continuing, the Lender by notice to the Company, may declare the principal of and accrued but unpaid interest on the Loan and all of the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.1(viii) or (ix) with respect to the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender. The Lender may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 7.3. Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                  The Lender may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

                  The Lender may, in addition to the remedies provided above, and subject to the Intercreditor Agreement, exercise and enforce any and all other rights and remedies available to it, whether arising under this Agreement or any other Loan Document or under applicable law, in any manner deemed appropriate by the Lender, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in any other Loan Document or in aid of the exercise of any power granted in any other Loan Document.

                  SECTION 7.4. Proceeds. All proceeds of any realization on the Collateral pursuant to the Security Documents and any payments received by the Lender pursuant to the Note Guarantees subsequent to and during the continuance of any Event of Default, shall be allocated and distributed by the Lender as follows:

                           (a)      First, to the payment of all reasonable
costs and expenses, including without limitation all reasonable attorneys' fees, of the Lender in connection with the enforcement of the Security Documents and otherwise administering this Agreement;

                           (b)      Second, to the payment of all fees required
to be paid under any Loan Document owing to the Lender, for application to payment of such liabilities;

                           (c)      Third, to the Lender consisting of interest
owing to the Lender, for application to payment of such liabilities;

                           (d)      Fourth, to the Lender consisting of
principal owing to the Lender, for application to payment of such liabilities;

                           (e)      Fifth, to the payment of any and all other
amounts owing to the Lender, for application to payment of such liabilities; and

                           (f)      Sixth, to the Borrowers, or such other
Person as may be legally entitled thereto.

                              ARTICLE 8 GUARANTEES

                  SECTION 8.1.      Guarantees.

                           (a)      Each Guarantor hereby irrevocably and
unconditionally guarantees, jointly and severally, to Lender and the Collateral Agent and their respective successors and assigns the full and punctual payment of all Obligations under this Agreement, the Loan Documents and the Notes, including, without limitation, principal of, premium, if any, and interest on the Company Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations of the Company under this Agreement and the Company Notes and the Company and each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, to the Lender and the Collateral Agent and their respective successors and assigns the full and punctual payment of all Obligations under this Agreement, the Loan Documents and the Notes, including, without limitation, principal of, premium, if any, and interest on the MSXI Limited Notes when due, whether at Stated Maturity, by acceleration or otherwise, and all other obligations of MXSI Limited under this Agreement and the MSXI Limited Notes (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 8 notwithstanding any extension or renewal of any Guaranteed Obligation.

                           (b)      Each Guarantor waives presentation to,
demand of, payment from and protest to the Company and MSXI Limited of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Lender or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (d) the release of any security held by the Lender for the Guaranteed Obligations or any of them; (e) the failure of the Lender or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.

                           (c)      Each Guarantor further agrees that its
Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations.

                           (d)      Except as expressly set forth in Section 8.2
and 8.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of the Lender or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                           (e)      Each Guarantor further agrees that its
Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Lender or the Collateral Agent upon the bankruptcy or reorganization of the Company or otherwise.

                           (f)      In furtherance of the foregoing and not in
limitation of any other right which the Lender or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay, or cause to be paid, in cash, to the Lender an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company to the Lender.

                           (g)      Each Guarantor agrees that it shall not be
entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Lender, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 7 for the purposes of such Guarantor's Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 7, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 8.1.

                           (h)      Each Guarantor also agrees to pay any and
all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any rights under this Section 8.1.

                  SECTION 8.2.      Limitation on Liability.

                  Any term or provision of this Agreement to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Agreement, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Note Guarantee shall be entitled to a contribution from each other Guarantor in an amount based on the consolidated net worth of each Guarantor.

                  SECTION 8.3.      Successors and Assigns.

                  This Article 8 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Lender and, in the event of any transfer or assignment of rights by the Lender, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

                  SECTION 8.4.      No Waiver.

                  Neither a failure nor a delay on the part of either the Lender in exercising any right, power or privilege under this Article 8 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 8 at law, in equity, by statute or otherwise.

                  SECTION 8.5.      Modification.

                  No modification, amendment or waiver of any provision of this
Article 8, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 8.6.      Release of Subsidiary Guarantor.

                  A Guarantor may, by execution and delivery to the Lender of a supplement to this Agreement satisfactory to the Lender, be released from its Guarantee upon the sale of all of its Capital Stock, or all or substantially all of the assets of the applicable Guarantor, to any Person that is not a Subsidiary of the Company, if such sale is made in compliance with this Agreement.

                  SECTION 8.7. Execution of Supplement Agreement for Future Subsidiary Guarantors.

                  Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 5.8 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Lender a Supplement Agreement pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this
Article 8 and shall guarantee the Obligations under this Agreement and the Notes. Concurrently with the execution and delivery of such supplement to this Agreement, the Company shall deliver to the Lender Opinions of Counsel to the effect that such supplement to this Agreement has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

                  SECTION 8.8.      Waiver of Stay, Extension or Usury laws.

                  Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of its Note Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Lender, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                             ARTICLE 9 MISCELLANEOUS

                  SECTION 9.1.      Participations in Loans and Notes.

                           (a)      Subject to the terms of the Intercreditor
Agreement, the Lender shall have the right at any time, with the prior written consent of the Company, which consent from the Company shall not be unreasonably withheld or delayed and shall not be required if any Event of Default has occurred and is continuing or if such assignment is to an Affiliate of the Lender, to sell, assign, transfer, or negotiate, or grant participation in, all or any part of the Loans or Notes to one or more Persons. In the case of any sale, assignment, transfer, or negotiation of all or part of the Loans or Notes as authorized under this Section 9.1(a), the assignee, transferee, or recipient shall have, to the extent of such sale, assignment, transfer, or negotiation, the same rights, benefits, and obligations as it would if it were a Lender with respect to such Loans or Notes. Unless and Event of Default has occurred or there has been a Change of Control of MSXI Limited, any such assignments or transfers shall be made with respect to the Company Notes and U.K. Notes on a pro rata basis based upon the aggregate principal amount of the Notes outstanding at the time of such assignment or transfer.

                           (b)      In connection with any sales, assignments,
or transfers of any Loan or Notes referred to in Section 9.1(a), the Lender shall give notice to the Company, the Agent and the Trustee of the identity of such parties and obtain agreements from the purchasers, assignees and transferees, as the case may be (the "Assignees"), that all information given to such parties will be held in strict confidence pursuant to a confidentiality agreement reasonably satisfactory to the Company. Each Borrower shall maintain a register on which it will record the name and address of the Lender and all Assignees and shall be entitled to treat the holder or holders of record as the Lender for all purposes hereunder.

                           (c)      In the event of an assignment by the Lender,
or any subsequent assignment, the term "Lender" herein shall be deemed to refer to each such Lender, the term "Note" shall be deemed to refer to each "Note", and any action requiring the consent of the Lender shall be deemed to require the consent of Persons holding in excess of 50% of the outstanding principal amount of the Notes.

                  SECTION 9.2. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly, or reimburse the Lender, as the case may be, for the payment of, on demand, (i) all the actual and reasonable costs and expenses of preparation of this Agreement and the Loan Documents and all the costs of furnishing all opinions by counsel for the Borrowers (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Lender's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement and the Loan Documents and the consummation of the transactions contemplated hereby and thereby, and any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes or fees); (ii) the reasonable fees, expenses, and disbursements of counsel to the Lender in connection with the negotiation, preparation, execution, and administration of this Agreement, the Loan Documents and the Loans hereunder, and any amendments and waivers hereto or thereto (other than assignments of, or sales of participations in, the Notes pursuant to Section 9.1) and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any Obligations of or in collecting any payments due from the Borrowers hereunder or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings

                  SECTION 9.3. Indemnity. In addition to the payment of expenses pursuant to the terms and conditions of Section 9.2 hereof, whether or not the transactions contemplated hereby shall be consummated, each Borrower (the "Indemnitors") agrees to indemnify, pay, and hold the Lender and any Holder of the Notes, and the officers, directors, employees, agents, and Affiliates of the Lender and such Holders (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, the other Loan Documents, the Lender's agreement to make the Loans or the use or intended use of the proceeds of any of the Loans hereunder (the "Indemnified Liabilities"); provided, that the Indemnitors shall not have any obligation to any Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of any other Indemnitee as determined by a court of competent jurisdiction. Each Indemnitee shall give the Indemnitors prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided, that any failure to give such notice shall not affect the obligations of the Indemnitors unless (and then solely to the extent) the Indemnitors are materially prejudiced. The Indemnitors shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitors will not settle any such claim without (i) the appropriate Indemnitee's prior written consent or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim) so long as in any such event, the Indemnitors shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitors and the Indemnitee, the Indemnitors are responsible to the

Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided, that the Indemnitors shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee there are one or more material defenses available to the Indemnitee which are not available to the Indemnitors; provided, further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitors will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 9.3 that is effected without its prior written consent. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

                  SECTION 9.4. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of the Holders of at least 51% of the principal amount of the Loans and the Borrowers and an Officers' Certificate of the Company to the effect that such amendment, modification, termination, or waiver does not violate the Senior Credit Agreement or the Senior Secured Note Indenture; provided, that no amendment, modification, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase or subject the Lender to any additional obligations; (b) reduce the principal of, or interest on the Notes payable hereunder pursuant to Section 2.1 or 2.2 hereof; (c) postpone any date fixed for any payment of principal of, or premium or interest on, the Notes or any fees or other amounts payable hereunder; or (d) amend this Section 9.4. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 9.4 shall be binding upon each Holder of the Notes at the time outstanding and each future Holder of the Notes.

                  SECTION 9.5. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

                  SECTION 9.6. Notices, Demands and Communications. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications will be sent to the address indicated below:

                  To the Company or the Borrowers:

                           c/o MSX International, Inc.
                           22355 West Eleven Mile Road
                           Southfield, Michigan 48034
                           Attention: Corporate Legal Department
                           Telecopy No.: (248) 829-6030

                           and
                           c/o MSX International, Inc.
                           22355 West Eleven Mile Road
                           Southfield, Michigan 48034
                           Attention: General Counsel
                           Telecopy No.: (248) 829-6380

                           with copies (which shall not
                           constitute notice to the Company) to:

                           Court Square Capital Limited
                           399 Park Avenue
                           14th Floor, Zone 4
                           New York, New York 10043
                           Attention: Michael Delaney
                           Telecopy No.: (212) 888-2940

                           and

                           Dechert LLP
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, Pennsylvania 19103
                           Attention: Craig L. Godshall
                           Telecopy No.: (215) 994-2222

                  To the Lender:

                           c/o Citicorp Capital Investors, Ltd.
                           399 Park Avenue
                           14th Floor, Zone 4
                           New York, New York 10043
                           Attention: Byron L. Knief
                           Telecopy No.: (212) 888-2940

                           with a copy (which shall not
                           constitute notice to the Lender) to:

                           Kirkland & Ellis LLP
                           153 East 53rd Street
                           New York, NY 10022-4675
                           Attention: Eunu Chun, Esq.
                           Telecopy No.: (212) 446-4900

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided, that the failure to deliver copies of notices as indicated above shall not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, or sent by nationally-recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

                  SECTION 9.7. Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes and shall continue until repayment of the Notes and the Obligations under this Agreement and the Notes in full; provided, that if all or any part of such payment is set aside, the representations and warranties in the Loan Documents shall continue as if no such payment had been made. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in Sections 9.2 and 9.3 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

                  SECTION 9.8. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any Holder of any
Note in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Note are cumulative to and not exclusive of, any rights or remedies otherwise available.

                  SECTION 9.9. Severability. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION 9.10. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

                  SECTION 9.11. Applicable Law. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. MSXI LIMITED HAS, BY A SEPARATE WRITTEN INSTRUMENT, IRREVOCABLY APPOINTED THE COMPANY, AS ITS AUTHORIZED AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH SUIT OR PROCEEDING, AND AGREES THAT SERVICE OF PROCESS UPON SUCH AGENT, AND WRITTEN NOTICE OF SAID SERVICE TO MSXI LIMITED, BY THE PERSON SERVING THE SAME TO MSX INTERNATIONAL, INC. 22355 WEST ELEVEN MILE ROAD SOUTHFIELD, MI 48304-4375, SHALL BE DEEMED IN EVERY RESPECT TO EFFECT SERVICE OF PROCESS UPON MSXI LIMITED IN ANY SUCH SUIT OR PROCEEDING.

                  SECTION 9.12. Successors and Assigns; Subsequent Holders of Notes. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender. The terms and provisions of this Agreement and all other certificates delivered pursuant to Article 3 shall inure to the benefit of any assignee or transferee of the Notes pursuant to
Section 9.1(a), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. The Borrowers' rights or any interest therein hereunder may not be assigned without the written consent of the Lender.

                  SECTION 9.13. Consent to Jurisdiction and Service of Process. Each of the parties hereto and (by their acceptance of the Notes) the Holders irrevocably consents to the jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof and each of the parties hereto submits to the jurisdiction of their respective corporate domiciles only in respect of any actions or proceedings brought against them hereunder, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement or the Notes. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Additionally, each of the parties hereby waives the right to trial by jury and to assert counterclaim in any such proceedings. Each of the parties hereto hereby agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court of the jurisdiction to which the Borrowers or such judgment Guarantor, as the case may be, is subject by a suit upon such judgment provided that service of process is effected upon such party in the manner provided by this Agreement.

                  SECTION 9.14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE GUARANTEES, THE SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                  SECTION 9.15. Counterparts; Effectiveness. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Lender.

                  SECTION 9.16. Entirety. This Agreement and the other Loan Documents embody the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

                  SECTION 9.17. Confidentiality. The Lender shall keep any information delivered or made available by the Borrowers or the Guarantors to it confidential from anyone other than persons employed or retained by the Lender who are expected to become engaged in evaluating, approving, structuring or administering the Loan; provided that nothing herein shall prevent the Lender from disclosing such information (a) to any other Person if reasonably incidental to the administration of the Loan, (b) upon the order of any court or administrative agency or otherwise required by law, (c) upon the request or demand of any regulatory agency or authority, (d) which had been publicly disclosed other than as a result of a disclosure by the Lender prohibited by this Agreement, (e) in connection with any litigation to which the Lender or its subsidiaries or parent corporation may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to the Lender's legal counsel and independent auditors and (h) subject to a confidentiality agreement containing provisions substantially similar to those contained in this Section made for the benefit of the Borrowers by such actual or proposed participation in or assignee of any Indebtedness incurred hereunder, to any actual or proposed participate or assignee of any of the Indebtedness incurred hereunder.

                  SECTION 9.18. Conversion of Currency. The Borrowers and the Subsidiary Guarantors covenant and agree that the following provisions shall apply to conversion of currency in the case of the Notes, and this Agreement:

                           (a)      If for the purpose of obtaining judgment in,
or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in U.S. dollars, then the conversion shall caused by the Borrowers and the Subsidiary Guarantors to be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

                           (b)      (b)         The term "rate(s) of exchange"
shall mean the rate at which the Lender or its agent bank located in the City of New York, as the case may be, are able or would have been able on the relevant date to purchase U.S. dollars with the judgment currency other than U.S. dollars referred to in subsections (a) above and includes any costs of exchange payable to such bank in connection with such exchange.

                           (c)      This is an international financing
transaction in which the specification of Dollars and payment in New York, New York, is of the essence, and Dollars shall be the currency of account in all events. The obligation of the Borrowers and Subsidiary Guarantors in respect of any sum due from them to any Holder hereunder or under a Note held by such Holder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in such other currency such Holder purchases Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to such Holder in Dollars, the Company and Subsidiary Guarantors with respect to the Company Notes, and MSXI Limited and Guarantors with respect to the MSXI Limited Notes, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the Dollars so purchased exceed the sum originally due to any Holder in Dollars, such Holder agrees to remit to any Borrower such excess.

                  SECTION 9.19. Acknowledgments. Each Borrower hereby acknowledges that:

                           (a)      it has been advised by counsel in the
negotiation, execution and delivery of this Agreement and the other Loan Documents;

                           (b)      the Lender has no fiduciary relationship
with or duty to the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on the one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                           (c)      no joint venture is created hereby or by the
other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Lender and the Borrowers.

                                    * * * * *

                  IN WITNESS WHEREOF the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                                    BORROWERS:

                                    MSX INTERNATIONAL, INC.

                                    By: /s/ Frederick K. Minturn
                                       -----------------------------------------
                                       Name:  Frederick K. Minturn
                                       Title: Vice President

                                    MSX INTERNATIONAL LIMITED

                                    By: /s/ Frederick K. Minturn
                                       -----------------------------------------
                                       Name:  Frederick K. Minturn
                                       Title: Director

                                    GUARANTORS:

                                    MSX INTERNATIONAL (HOLDINGS), INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    MSX INTERNATIONAL SERVICES (HOLDINGS), INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                   MSX INTERNATIONAL EUROPEAN (HOLDINGS), L.L.C.

                                   By: /s/ Frederick K. Minturn
                                       -----------------------------------------
                                       Name:  Frederick K. Minturn
                                       Title: Vice President

                                   MSX INTERNATIONAL DEALERNET SERVICES, INC.

                                   By: /s/ Frederick K. Minturn
                                       -----------------------------------------
                                       Name:  Frederick K. Minturn
                                       Title: Vice President

                                   MSX INTERNATIONAL BUSINESS SERVICES, INC.

                                   By: /s/ Frederick K. Minturn
                                       -----------------------------------------
                                       Name:  Frederick K. Minturn
                                       Title: Vice President

                                   CREATIVE TECHNOLOGY SERVICES, L.L.C.

                                   By: /s/ Frederick K. Minturn
                                       -----------------------------------------
                                       Name:  Frederick K. Minturn
                                       Title: Vice President

                                    MSX INTERNATIONAL TECHNOLOGY SERVICES, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    MSX INTERNATIONAL ENGINEERING SERVICES, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                         Name:  Frederick K. Minturn
                                         Title: Vice President

                                    INTRANATIONAL COMPUTER CONSULTANTS, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                         Name:  Frederick K. Minturn
                                         Title: Vice President

                                    PROGRAMMING MANAGEMENT & SYSTEMS, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    CHELSEA COMPUTER CONSULTANTS, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    MILLENNIUM COMPUTER SYSTEMS, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    MANAGEMENT RESOURCES INTERNATIONAL, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    PILOT COMPUTER SERVICES, INCORPORATED

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    MSX INTERNATIONAL PLATFORM SERVICES, LLC

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    MEGATECH ENGINEERING, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    MSX INTERNATIONAL STRATEGIC TECHNOLOGY, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                        Name:  Frederick K. Minturn
                                        Title: Vice President

                                    THE LENDER:
                                    ----------

                                    CITICORP MEZZANINE III, L.P.

                                        By: Citicorp Capital Investors, Ltd.
                                        Its: General Partner

                                        /s/ Byron L. Knief
                                        ------------------------------------
                                        Name: Byron L. Knief
                                        Title: President